AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 2004

                                                     Registration No. 333-112585

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            _________________________


                        PRE-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            _________________________


                               DYNECO CORPORATION
                 (Name of Small Business Issuer in Its Charter)


        Minnesota                     8711                 41-1508703
    (State or Other           (Primary Standard              (I.R.S.
     Jurisdiction                 Industrial                Employer
    of Incorporation            Classification          Identification No.)
    or Organization)                Number)


                             564 International Place
                               Rockledge, FL 32955
                                 (321) 639-0333
          (Address and Telephone Number of Principal Executive Offices)

                            _________________________


                       Thomas C. Edwards, Ph.D., President
                             564 International Place
                               Rockledge, FL 32955
                                 (321) 639-0333
            (Name, Address and Telephone Number of Agent For Service)

                            _________________________


                        Copies of all communications to:

                           Steven I. Weinberger, Esq.
                        Schneider Weinberger & Beilly LLP
                      2200 Corporate Blvd., N.W., Suite 210
                              Boca Raton, FL 33431
                            Telephone: (561) 362-9595
                          Facsimile No. (561) 362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
                                                 Proposed             Proposed
    Title of Each                                 Maximum             Maximum
 Class of Securities           Amount to be    Offering Price         Aggregate            Amount of
   to be Registered             Registered     Per Security(1)    Offering Price(1)    Registration Fee(1)
 --------------------          ------------    ---------------    -----------------    -------------------
 Common Stock, par value
 $.01 per share                  4,025,000          $.225              $905,625             $114.74

 Common Stock, par value
 $.01 per share, underlying
 warrants                        4,050,000          $.225              $911,250             $115.46

 Common Stock, par value
 $.01 per share, underlying
 options                           100,000          $.225               $22,500             $  2.85
                                                                                            -------

 Total Registration Fee                                                                     $233.05
                                                                                            =======

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices for the common stock on February 2, 2004.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                     Subject to Completion October 22, 2004


PROSPECTUS


                               DYNECO CORPORATION

                        8,175,000 SHARES OF COMMON STOCK


         This prospectus covers the resale of a total of 8,175,000 shares being offered by selling security holders. Of the shares covered by this prospectus, 4,025,000 shares have been issued and 4,150,000 shares are issuable upon exercise of warrants and options issued to the selling security holders. We will not receive any proceeds from sales of shares by the selling security holders.

         There is no active market for our common stock and we do not know if an active trading market will develop. The selling security holders will offer and sell their shares of common stock covered by this prospectus at $.30 per share until our shares are quoted in the over-the-counter market or on an exchange, and thereafter, at prevailing market prices or privately negotiated prices.



         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                   The date of this prospectus is _____, 2004

                              ABOUT THIS PROSPECTUS


         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

                               PROSPECTUS SUMMARY

THE COMPANY

         We are engaged in the development of high efficiency compressors and pumps that we believe will have commercial application in various products, the sale of which will generate revenue for us. The technology underlying our compressors and pumps was created by Dr. Thomas Edwards, our founder and Chief Executive Officer. The primary innovation in our compressors and pumps is that they are lubricant free - they do not require oil to lubricate moving parts, as do traditional compressors and pumps.

         On February 4, 2004, we entered into a patent license agreement with Dr. Edwards under which we have been granted the exclusive right to use Dr. Edwards' patented technology to develop products that have commercial application. We have agreed to pay a royalty fee to Dr. Edwards based upon gross revenues we generate from sales or leases of products incorporating the licensed technology. Under the license agreement, we are required to pay Dr. Edwards a royalty fee equal to 1% of the sales or lease price of all products sold or leased by us that incorporate the licensed technology. We are also obligated to pay Dr. Edwards a royalty fee equal to 10% of gross royalty fees in excess of $500,000 per calendar year received by us from sublicenses of the licensed technology. To date, no royalty fees are due and owning to Dr. Edwards under the license agreement.

         To date, we have developed a line of compressors and pumps incorporating Dr. Edwards' technology, known as UniVane(R) devices. We believe that our UniVane devices can be successfully incorporated into commercially viable fuel cell applications. Fuel cells are an emerging energy source that is being developed as an alternative to traditional energy sources such as gasoline and coal. We believe that our compressors and pumps enable fuel cells to operate more efficiently and with greater power output, thereby promoting the development and adoption of compact, economical fuel cell power systems.

         In May 2003, we entered into a license agreement with Parker-Hannifin Corporation, a Fortune 500 industrial company that, among other things, designs, develops, manufactures and distributes a wide range of industrial and consumer products and has been engaged in, among other things, the development of fuel cells as an alternative energy source. Under the license agreement, we have granted Parker-Hannifin the exclusive right to our UniVane technology. We are discussing with Parker-Hannifin the development of non-fuel cell applications for our UniVane devices such as in the areas of water quality improvement and aqua farming through aeration.

         To the extent that Parker-Hannifin is successful in developing and marketing fuel cell devices or other products that incorporate our UniVane devices, we will be entitled to royalty payments from Parker-Hannifin based upon product sales. To date, no such products have been commercially produced and we have not yet received any royalty payments from Parker-Hannifin under the license agreement. We currently provide consulting services to Parker-Hannifin to assist in fuel cell development using our UniVane devices, and receive a monthly consulting fee of $25,000. However, Parker-Hannifin may discontinue our consulting services on not less than 90-days' prior written notice to us. We are currently dependent on Parker-Hannifin to commercialize our UniVane devices, although there is no assurance that commercial applications for our UniVane devices will be developed or, even if developed, that they will be successfully marketed.

         We are also developing non-fuel cell applications for our UniVane technology. However, until such time as we are able to generate substantial revenues from royalty payments under the license agreement with Parker-Hannifin, or we are able to secure significant third party financing, our ability to successfully develop, manufacture and market commercially viable non-fuel cell products is uncertain.

         Our executive offices are located at 564 International Place, Rockledge, Florida 32955, and our telephone number there is (321) 639-0333. References in this prospectus to "DynEco", "we", "us" and "our" are to DynEco Corporation and our wholly owned subsidiary, DynEco International, Inc.

THE OFFERING

         This prospectus covers the resale of a total of 8,175,000 shares of our common stock by selling security holders. Of those shares covered by this prospectus, 4,025,000 shares have been issued and are currently outstanding. The remaining 4,150,000 shares are issuable upon the exercise of warrants and options issued to the selling security holders. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

     Outstanding Prior
      to this Offering ...............  33,112,978 shares

     Outstanding After
      this Offering ..................  37,262,978 shares, including 4,150,000 shares covered by this prospectus
                                        issuable upon the exercise of
                                        outstanding warrants and options. The
                                        warrants are exercisable at $.18 per
                                        share and the options are exercisable at $.10 per share.

Common Stock Reserved: ...............  4,813,369 shares issuable on exercise of options that have been granted
                                        (including options to purchase 100,000
                                        shares the resale of which is covered by this prospectus) and 15,885,120 shares issuable upon exercise of outstanding warrants (including warrants to purchase 4,050,000 shares the resale of which is covered by this prospectus). The warrants are exercisable at $.18 per share, and the options are exercisable at prices ranging from $.05 per share to $.38 per share.

SELECTED FINANCIAL DATA

         The following summary of our financial information for the years ended December 31, 2003 and 2002 has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus. Information for the six months ended June 30, 2004 and 2003 has been derived from, and should be read in conjunction with, our unaudited financial statements included elsewhere in this prospectus.

                                  Six Months Ended            Years Ended
                                       June 30,                December 31,
                                       --------                ------------
                                  2004         2003         2003         2002
                                  ----         ----         ----         ----

Revenues                       $ 155,103    $  26,525    $ 176,500    $ 132,883

Cost of Revenues               $  10,035           --           --    $ 131,215

Operating expenses             $ 287,747    $ 249,192    $ 778,372    $ 545,499

Net (loss)                     $(159,497)   $(226,253)   $(598,889)   $(522,785)

Net (loss) per share           $    (.01)   $    (.01)   $    (.02)   $    (.02)




                                      June 30, 2004           December 31, 2003
                                      -------------           -----------------

Working capital (deficit)               $(554,601)                 $(421,551)

Total assets                            $ 311,629                  $ 454,837

Current liabilities                     $ 657,556                  $ 653,075

Total liabilities                       $ 786,799                  $ 794,510

Shareholders' (deficit)                 $(475,170)                 $(339,673)

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS ARE BELIEVED BY MANAGEMENT TO BE ALL OF THE MATERIAL RISKS THAT SHOULD BE CAREFULLY CONSIDERED BY INVESTORS BEFORE PURCHASING OUR SHARES.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE ONLY RECENTLY COMMENCED REVENUE-PRODUCING OPERATIONS AND THE LIMITED INFORMATION AVAILABLE ABOUT US MAKES AN INVESTMENT DECISION DIFFICULT.

         We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. Consequently, your investment decision cannot be made based on our past performance or current trends.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

         For the fiscal years ended December 31, 2003 and 2002, we experienced net losses of $(598,889) and $(522,785), respectively. For the six months ended June 30, 2004 and 2003, we experienced net losses of $(159,497) and $(226,253), respectively. In addition, at June 30, 2004, we had an accumulated deficit of $7,859,802. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, and our auditors have concluded that, absent revenues from operations or alternative financing, there are substantial doubts that we will be able to continue as a going concern.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, AS A RESULT OF WHICH INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

         As of June 30, 2004, our current liabilities were approximately $657,556 and our current assets were approximately $102,955. As a result, we had a working capital deficit of approximately $554,601. To date, our operating expenses have greatly exceeded our limited revenues. We immediately require substantial working capital, but we have received no commitments for funding from any third parties. If we are unable to generate substantial revenues from operations or obtain working capital from external sources, we will be forced to curtail or cease operations in which event investors will lose their investment in our company.


WE CURRENTLY HAVE A SINGLE STRATEGIC BUSINESS PARTNER, AND IF OUR PARTNER IS UNABLE TO SUCCESSFULLY DEVELOP, MANUFACTURE OR MARKET PRODUCTS OR OTHER PRODUCTS INCORPORATING OUR TECHNOLOGY, WE WILL NOT GENERATE SUBSTANTIAL REVENUES AND WE WILL LIKELY CEASE OPERATIONS.

         We have granted an exclusive, worldwide license to Parker-Hannifin Corporation for our air UniVane compressors, hydrogen circulators and related technology. In connection with this license, Parker-Hannifin is responsible for the development, manufacture and marketing of products incorporating the licensed technology. While Parker-Hannifin is producing demonstration compressors and hydrogen circulators incorporating our licensed technology, Parker-Hannifin has not yet manufactured commercial products that incorporate our technology. See "Business - License Agreement with Parker-Hannifin Corporation." We are entitled to a royalty fee from Parker-Hannifin Corporation that is based upon its sale of our products and products incorporating our technology. However, Parker-Hannifin may not be successful in marketing these products, in which event we will not receive royalty fees from Parker-Hannifin. While we depend upon Parker-Hannifin for sales of royalty-generating products, we have no control over Parker-Hannifin's technical and manufacturing development or marketing activities, and Parker-Hannifin is only required to use reasonable commercial efforts to market these products. If Parker-Hannifin does not successfully market royalty-generating products under our license agreement, we will not receive royalty fees and we will likely be forced to cease operations. To date, Parker-Hannifin has not sold any products as to which we are entitled to a royalty payment.

SINCE WE PLACE EXCLUSIVE RELIANCE ON PARKER-HANNIFIN FOR UNIVANE PRODUCT SALES, OUR REVENUES MAY BE ADVERSELY AFFECTED BECAUSE WE MAY FOREGO OTHER POTENTIAL SOURCES OF REVENUE PRODUCTION WITHOUT ASSURANCE THAT SALES BY PARKER-HANNIFIN WILL BE SUBSTANTIAL.

         During the term of our exclusive license agreement with Parker-Hannifin, which, in general, continues for the life of the licensed patent, we are prohibited from selling our UniVane devices to any other party. While Parker-Hannifin has agreed to use commercially reasonable efforts to develop, manufacture or sell our products during the period that the exclusive license agreement is in effect, we will forgo potential sales of UniVane devices to third parties. Moreover, Parker-Hannifin may not be successful in its marketing efforts.

FUEL CELL TECHNOLOGY HAS NOT YET BECOME A WIDELY ACCEPTED ALTERNATIVE FUEL SOURCE AND ABSENT MARKET ACCEPTANCE, OR IF ACCEPTANCE IS SUBSTANTIALLY DELAYED, WE MAY BE FORCED TO CEASE OPERATIONS.

         Fuel cell systems represent a relatively new technology and our success will depend on this technology achieving market acceptance. The development of a substantial market for fuel cell systems may be impacted by many factors, all of which are out of our control, including:

         o Cost competitiveness of cell systems;

         o User acceptance of fuel cell systems;

         o Cost of hydrogen fuel;

         o User perception of fuel cell systems' safety; and

         o Emergence of newer, more competitive technologies and products.

         The success of our license agreement with Parker-Hannifin Corporation, and our receipt of royalty payments under the license agreement, is dependent upon the success of Parker-Hannifin in developing and marketing fuel cell products incorporating the technology we have licensed to them. If a substantial fuel cell systems market develops slower than anticipated or fails to develop, Parker-Hannifin's efforts may be delayed or frustrated and we may not be able to recover the expenses we incurred to develop our fuel cell compressor products, and we may be forced to cease operations. Moreover, our UniVane compressors are based upon and rely solely upon our unique technology. They have not been produced on a commercial basis and have not received substantial compressor product market acceptance for several reasons, including manufacturing cost.

IF THE LICENSE AGREEMENT WITH OUR CHIEF EXECUTIVE OFFICER IS TERMINATED WE WILL BE UNABLE TO USE THE TECHNOLOGY INCORPORATED INTO OUR PRODUCTS AND WE WILL CEASE OPERATIONS.

         The technology in our compressor products is the subject of various patents owned by Dr. Thomas Edwards, our president and chief executive officer. We license the technology from Dr. Edwards under a license agreement entered into in January 2004, which replaced a license agreement entered into in 1992. Under the license agreement, we are required to pay Dr. Edwards' one percent of revenues we receive from sales of products incorporating the licensed technology, and ten percent of gross royalty fees in excess of $500,000 per calendar year received by us from sublicenses of the licensed technology. In the event we fail to make required royalty payments to Dr. Edwards under the license agreement, or if we become bankrupt, the license agreement will terminate and we will no longer be entitled to use the licensed technology. If we lose the right to use the licensed technology, we will likely cease operations, in which event investors will lose their entire investment in DynEco.

CONFLICTS OF INTEREST WERE PRESENT IN THE NEGOTIATION OF OUR LICENSE AGREEMENT WITH DR. EDWARDS THAT MIGHT HAVE AFFECTED THE TERMS THAT WE ARE NOW BOUND BY.

         Dr. Edwards is our founder, Chief Executive Officer and the Chairman of our Board of Directors. Due to the positions occupied by Dr. Edwards, and his influence over our operations, conflicts of interest were present in connection with the negotiation of our license agreement with Dr. Edwards. Since the license agreement was not negotiated at arms' length, the license agreement may provide terms less favorable to us than if the agreement had been negotiated by unrelated parties or if had we obtained a fairness opinion prior to entering into the license agreement.

WE HAVE NO COMMERCIAL PRODUCT SALES AND ONLY LIMITED SALES OF PROTOTYPES. IF PARKER-HANNIFIN DOES NOT GENERATE SIGNIFICANT SALES OF OUR PRODUCTS, WE WILL BE UNABLE TO FUND OUR OPERATIONS OR ACHIEVE PROFITABILITY, IN WHICH CASE WE WILL BE FORCED TO CEASE OPERATIONS.

         Parker-Hannifin may not be able to manufacture or commercialize our UniVane compressor and hydrogen circulator products in a cost effective manner. Most recently, we have derived revenues principally from consulting fees and research and development contracts. Our compressor and hydrogen circulator product sales have been limited to demonstration and prototype models. We have not made any commercial sales of units that include fuel-processing capabilities. Parker-Hannifin may not be able to produce or commercialize any of our fuel cell compressor products in a cost-effective manner, and, if produced, may be unable to successfully market these products.

         Parker-Hannifin may not be able to develop manufacturing technologies and processes or expand their manufacturing facilities to the point of being capable of economically or profitably satisfying large commercial orders that may occur. Development and expansion of these technologies and processes require extensive lead times and the commitment of significant financial, engineering and human resources. Parker-Hannifin may choose not to develop the required manufacturing technologies and processes.

WE DEPEND ON THE CONTINUED SERVICES OF OUR CHIEF EXECUTIVE OFFICER, WHOSE EXPERTISE IS CRITICAL TO OUR SUCCESS, AND WHO WE MAY BE UNABLE TO REPLACE.

         Our future success depends upon the continued services of Thomas Edwards, Ph.D., as our chief executive officer. The expertise of Dr. Edwards in the technology that is fundamental to our business operations is unique and if we were to lose Dr. Edwards' services, we will encounter difficulty in replacing him, which would have a material adverse effect on our business, financial condition and results of operations. Our loss of the services of Dr. Edwards would not affect the continued validty of the proprietary technology we license from Dr. Edwards.

                         RISKS RELATED TO THIS OFFERING

WE HAVE BEEN UNSUCCESSFUL IN OUR ATTEMPTS TO RAISE SUFFICIENT CAPITAL TO FUND OUR BUSINESS PLANS. IF WE ARE UNABLE TO DO SO WE WILL LIKELY CEASE OPERATIONS.

         To date, we have funded our operations through limited revenues and debt and equity financing. However, we have been unsuccessful in attracting significant additional private funding for our business. We continue to incur operating expenses, including executive and staff salaries, lease obligations and costs associated with our in-house product development efforts, but we have not yet received royalty payments from Parker-Hannifin under our license agreement with them. Until such time, if ever, as we begin to receive a royalty income stream from Parker-Hannifin, we will continue to be dependent upon our receipt of third-party financing to fund our current cash flow deficit and to enable us to develop new products. To date, we have received no commitment for additional funding, and if we are unsuccessful in attracting such funding, we may be required to cease active operations until such time, if ever, as we receive royalty income from Parker-Hannifin.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS TO RESELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO RESELL THEM.

         This prospectus includes 8,175,000 shares being offered by existing stockholders, including 4,150,000 shares issuable upon the exercise of outstanding warrants and options. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. The warrants are exercisable at $.18 per share and the option is exercisable at $.10 per share. The existence of warrants and options that are exercisable at below market may have a depressive effect on the market price for our shares. In the event that the warrants and options are exercised at a price per share that is below the market price for our shares, the issuance of shares upon exercise may be dilutive to existing stockholders.

IN THE EVENT THAT WE ISSUE ADDITIONAL SHARES UPON THE EXERCISE OF OPTIONS AND WARRANTS NOT COVERED BY THIS PROSPECTUS, THE MARKET PRICE FOR OUR SHARES MAY BE ADVERSELY AFFECTED.

         We have granted options and issued warrants to purchase an aggregate of 16,548,489 shares of our common stock, the resale of which is not covered by this prospectus. The options are exercisable at prices ranging from $.05 per share to $.38 per share, and the warrants are exercisable at $.18 per share. To the extent that options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers. The existence of options and options that are exercisable at below market may have a depressive effect on the market price for our common stock.

THERE IS NO ACTIVE TRADING MARKET FOR OUR SHARES AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO PUBLICLY RESELLING THEM.

         There is no active trading market for our shares and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

         o Investors may have difficulty buying and selling our shares or obtaining market quotations;

         o  Market visibility for our common stock may be limited; and

         o A lack of visibility for our common stock may depress the market price for our shares.

         WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.


                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders.


                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

MARKET INFORMATION

         There is currently no established trading market for our common stock.

         As of the date of this prospectus, there are 33,112,978 shares of our common stock issued and outstanding. We have also reserved a total of 15,885,120 shares for issuance upon exercise of outstanding common stock purchase warrants, and 4,813,369 shares upon exercise of outstanding options to purchase shares of our common stock.

         Of the issued and outstanding shares, 18,280,739 shares of our common stock (4,255,077 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this prospectus. As of the date of this prospectus, the 8,175,000 shares being offered by selling security holders can be publicly transferred. Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

DIVIDENDS

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends.

SHAREHOLDERS OF RECORD

         Our common stock was held of record by approximately 820 shareholders of record as of June 30, 2004.

SEC "PENNY STOCK" RULES

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Our forward-looking statements in this prospectus are not protected by the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2003 and 2002 and the six months ended June 30, 2004 and 2003, should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this prospectus.

GENERAL

         We are engaged primarily in developing and commercializing patented high efficiency low-pressure non-lubricated air compressors and hydrogen circulators, known collectively as UniVane devices. The basic UniVane compressor technology development has been carried out by DynEco and is based upon the concepts, innovations and embodiments of the patents Dr. Edwards has licensed to us. That license agreement was entered into in January 2004, which replaced a license agreement entered into in 1992. Under the license agreement, we are required to pay Dr. Edwards one percent of revenues we receive from sales of products incorporating the licensed technology, and ten percent of gross royalty fees in excess of $500,000 per calendar year received by us from sublicenses of the licensed technology. The underlying UniVane patent #6,623,261 filed July 21, 2001 has a term of twenty years and expires on July 21, 2021. During May 2003, we granted an exclusive, world-wide patent license to Parker-Hannifin Corporation to further develop, enhance, manufacture and market our UniVane devices for all product application into which UniVane is incorporated.

         Under the license agreement, Parker-Hannifin is responsible for generating production UniVane compressor engineering drawings and for manufacturing them in small quantities. As a result, our technical efforts have been re-directed to generating potentially improved manufacturing design concepts, decreasing costs, increasing UniVane operational speeds and capacities and creating initial engineering conceptual layouts for different size UniVanes. In addition to engineering efforts to improve UniVane machines, we are also identifying non-fuel cell markets for UniVane compressors and designing systems that would employ the machines in those markets. Presently, we are designing and testing aeration systems that could be applied to pond water reclamation and the aquaculture industry.

         We have historically incurred losses primarily resulting from expenditures related to the research, development, testing and preliminary marketing of our proprietary technology. To date, no products incorporating our UniVane technology have been commercially manufactured and we have not yet generated revenues, including royalty income, from the sale of products incorporating our UniVane technology. Until we established our relationship with Parker-Hannifin, we were unable to identify manufacturers who were willing to aid in the commercialization of products incorporating our UniVane technology. However, we expect that operating losses will continue until such time as either our future royalty income generates sufficient revenues to fund continuing operations or a combination of royalties and profits that may be generated from the sale of systems, such as aerators, that use UniVane air compressors.

         Under the Parker License Agreement, DynEco is being paid $25,000 per month for 12-months primarily to transfer UniVane technology to Parker and to aid in the transition from prototype production to commercial manufacturing. We will continue to provide these services to Parker-Hannifin on a monthly basis until we receive at least 90 days' written notice of Parker-Hannifin's intent to discontinue our services. Prior to 2003, DynEco was developing and attempting to commercialize the licensed UniVane technology with its own limited resources. In 2002, our revenues were generated from the sale of compressor prototypes.

CRITICAL ACCOUNTING ESTIMATES

         Valuation of Patent Rights

         The valuation of patent rights has a material impact on our reported financial condition and operating performance. Patent rights consist of the costs incurred to obtain patent rights associated with compressor technology. Patent rights are amortized using the straight-line method over their seventeen to twenty year lives commencing upon patent issuance and the generation of revenues utilizing the underlying technology. Future revenues, if any, generated by these patents will be in the form of royalties from Parker-Hannifin. There is no assurance that commercial applications will be developed.

         Due to: (a) uncertainties in the developing fuel cell industry, (b) inherent risk of competing future technologies, and (c) our reliance on Parker-Hannifin, it is possible that we could recognize an impairment loss of the entire net carrying value of patent rights of $147,299 as of June 30, 2004. If recognized, this loss would be reflected as an operating expense and increase the stockholders' deficit to $622,469 at June 30, 2004.

         We recorded and charged to operations impairment losses of $0 and $144,930, relating to patent rights, for the years ended December 31, 2003 and 2002, respectively.

         Stock Based Compensation Plans

         We have three stock based compensation plans. The board of directors administers these plans and may grant options to key individuals at their discretion. Terms and prices are to be determined by the compensation committee or the board. These plans have an aggregate of 2,500,000 shares of common stock reserved for issuance. Options outstanding were for 943,333 and 843,333 of shares of common stock at December 31, 2003 and June 30, 2004 respectively. During the year ended December 31, 2003 and the six months ended June 30, 2004 there were no options granted under any of these plans. Therefore there was no compensation expense in accordance with the provisions of Accounting Principles Board Opinion No. 25 and no pro forma disclosures required under the provisions of SFAS No. 123. If, however, we were to grant significant options to key individuals in the future, there may be an expense, which could be material, determined under the fair value based method to arrive at pro forma net income
(loss).

RESULTS OF OPERATIONS

         Our historical results of operations prior to 2003 are not indicative of our current operations due to a shift in business operations, commencing with the licensing of our UniVane patent rights to the Parker-Hannifin Corporation along with the associated consulting agreement. Revenues for the near term will depend upon the level of our continued consulting support to Parker-Hannifin and our receipt of royalty payments, if any, related to the sale of systems that employ our UniVane technology.

         In May 2003, we licensed our UniVane patent rights to the Parker-Hannifin Corporation. At the same time we commenced providing services under an associated product consulting agreement with Parker-Hannifin. The product development and marketing and distribution resources of Parker-Hannifin are far greater than those of DynEco, and, in the long-term we anticipate that these resources will enable us to realize a greater level of revenues without the related costs that we would incur if we were to undertake these activities on our own. Moreover, our limited resources do not enable us to undertake performance of these activities.

         Our revenues for 2003 were primarily derived from consulting fees under the agreement with Parker-Hannifin. In 2004, the $25,000 monthly consulting fee will continue on a month-to-month basis, unless Parker-Hannifin provides us with at least 90 days' written notice that they intend to discontinue our services.

         To date, there have been no sales of UniVane products that generated any royalty fees. In general, our license agreement with Parker-Hannifin does not expire until the later to occur of the last licensed UniVane patent expiration (i.e., July 21, 2021), or the final use of UniVane-related technology by Parker-Hannifin.

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO SIX MONTHS ENDED JUNE 30, 2003

         Our revenues were $150,000 from consulting fees during the first six months of 2004 compared with $25,000 in the 2003 period. These fees relate to the Parker-Hannifin consulting agreement entered into during May 2003. Other revenues were from prototype sales.

         Operating expenses increased 15.4% to $287,747 in 2004 from $249,192 in 2003. Professional fees increased $34,925 due to legal and accounting fees associated with filing a Form SB-2 Registration Statement and preparation of relevant financial information.

         Our net loss for the 2004 period decreased $66,756 to $159,497 from $226,253 due to the consulting fee revenues.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

         Our revenues from consulting fees were $175,000 during 2003 compared to no such fees in 2002. Prototype sales decreased $131,383 to $1,500 in 2003 from $132,883 in 2002. This shift in revenue from prototype sales to consulting fees is a result of our change in operating strategy. We now rely on Parker-Hannifin for consulting fee income and the commercialization of the licensed technology.

         Gross margin increased $174,832 to $176,500 in 2003 from $1,668 in 2002. This improvement is due to the shift to consulting fee income from low-margin prototype sales.

         Operating expenses increased 42.6% to $778,372 in 2003 from $545,499 for 2002. The increase is attributable to our issuance, during 2003, of 2,775,000 shares of common stock valued at $333,000 in exchange for consulting, legal, directors and employee services. In 2002, we issued 150,000 shares of common stock valued at $18,000 in exchange for consulting services. During the years ending December 31, 2003 and 2002,we recognized an impairment loss of $0 and $144,930, respectively, for discontinued patented technology, net of accumulated amortization of $0 and $97,058, respectively, concerning our earlier patented Orbital Vane(R) compressor products. We were unsuccessful in commercializing these products and therefore abandoned the Orbital Vane patents thus relieving their associated costs. Professional fees included in general and administrative expenses increased $66,492, which is a result of legal costs associated with securing the Parker-Hannifin and Technological Research and Development Authority agreements and the financial statement audit fee incurred in 2003. The $166,381 in additional operating expenses is attributable to officer's salary, health insurance costs, UniVane compressor development prior to entering into the agreement with Parker-Hannifin and new computers and software.

         Our net loss increased $76,104 to $598,889 during 2003 from $522,785 in 2002. The increased operating expenses discussed in the prior paragraph more than offset the increased consulting fee income.

FINANCIAL CONDITION - LIQUIDITY AND CAPITAL RESOURCES

         DynEco Corporation is a developmental stage company. Our financial condition relies on continuing equity investment until, if ever, Parker-Hannifin is successful in commercializing the UniVane technology. During 2003 and 2002 equity funding was augmented by prototype sales, consulting fees and funding from the Technological Research and Development Authority headquartered in Titusville, Florida.

         From time-to-time, we issue stock to satisfy operating expenses, which provides us with a form of liquidity. For example, during 2003, we issued 60,000 shares of common stock valued at $7,200 and 120,000 warrants to purchase common stock at $.18 per share, in settlement of $15,000 of accounts payable. Also during 2003, we issued 2,775,000 shares of common stock valued at $333,000 in exchange for consulting, legal, directors and employee services. Due, in part, to our lack of earnings, our success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have been required to pursue may be dilutive to our stockholders and may adversely impact the market price for our shares.

         In November 2002, we entered into an agreement with the Technological Research and Development Authority that provided $150,000 in funding for the development and commercialization of DynEco's UniVane compressors and hydrogen circulators for fuel cell applications. In consideration of the funding, we are obligated to make royalty payments to the Authority equal to five percent of future UniVane-related sales up to an amount equal to three times the amount DynEco receives from the Authority. During 2003, the entire $150,000 funding commitment was received. The agreement expires in November 2012. We do not anticipate any additional funding from the Technological Research and Development Authority.

         As of June 30, 2004 our primary source of liquidity was $70,834 of cash and $26,878 of accounts receivable. The working capital deficit was $(554,601). We had total assets of $311,629, of which long-term assets consisted of $147,299 of patent rights, net, other of $45, and $61,330 of property and equipment, net. Our liabilities totaling $786,799 included $112,644 of accounts payable, $308,756 of accrued liabilities, $176,708 loan payable and $59,448 of current maturities of long-term debt. Total shareholders' deficit was $(475,170). At June 30, 2004, we had an accumulated deficit of $(7,859,802).

         We are in default of the repayment terms on notes payable aggregating $35,000 at June 30, 2004, and no extension has been granted by the debt holders. The notes were issued to David O'Brien and Edward Werner, neither of whom are affiliated with us. The proceeds of the loans were used for general working capital purposes. Currently, there have been no actions taken by the debt holders to foreclose since the notes payable were unsecured. We anticipate settling the balance owing on these notes payable through issuance of common stock in 2004.

         Net cash used in operating activities was $114,805 for the six months ended June 30, 2004 compared to $192,665 for the same period in 2003. For the year ended December 31, 2003 net cash used in operations was $285,805 and $298,470 in 2002. The cash provided by financing activities in 2003 of $494,807 was due to $373,980 from issuance of common stock through various private placements and $150,000 in a loan from Technological Research and Development Authority.

         Historically, we have relied upon limited revenues from consulting fees and equity financing in order to fund operations. While these activities have provided limited resources, they have never resulted in cash flow in excess of immediately needed funding. Our inability to generate cash flow in excess of immediately needed funds was, in large part responsible for our decision to enter into the strategic relationship with Parker-Hannifin as a means to develop commercially viable products and a potential source of revenue generation.

         As of June 30, 2004, and the date of this prospectus, our sources of internal and external financing are limited. It is not expected that the internal sources of liquidity will improve until net cash is provided from operating activities, and until such time, we will rely upon external sources of liquidity, including additional private placements of our common stock and exercise of various outstanding stock warrants and stock options. In February 2004, we initiated a public registration of 8,175,000 shares of our common stock, comprised of 4,025,000 for shares outstanding and 4,150,000 for shares issuable to an option holder and warrant holders at an exercise price of $.18 per share. Following the effective date of the registration statement and listing of our shares on the OTC Bulletin Board, we are hopeful the exposure of a national exchange might help increase the Company's market capitalization and encourage the exercise of outstanding warrants. We have no understandings or commitments from anyone with respect to external financing, and we cannot predict whether we will be able to secure necessary funding when needed, or at all. In addition, we may be unsuccessful in securing a listing for our shares on the OTC Bulletin Board.

         We project our current monthly cash flow requirement to be approximately $40,000. While our cash and anticipated receipt of consulting fees should be sufficient to satisfy our capital requirements for the next six to nine months, the $25,000 per month consulting fee we receive from Parker-Hannifin may be discontinued upon 90 days' written notice after May 2004, and, even if continued, those fees together with our current available cash, are insufficient to satisfy our monthly operating costs or anticipated costs associated with new product development. There can be no assurance, however, that we will be able to generate sufficient cash from operations, if any, in future periods beyond this six to nine month period to satisfy our capital requirements. Therefore, we may have to continue to rely on external financing activities, including the sale of our equity securities, to satisfy our capital requirements for the foreseeable future. Due, in part, to our lack of earnings, our success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have been required to pursue may be dilutive to our stockholders and may adversely impact the market price for our shares. However, we have no commitments for borrowings or additional sales of equity, the precise terms upon which we may be able to attract additional funding is not known at this time, and there can be no assurance that we will be successful in consummating any such future financing transactions on terms satisfactory to us, or at all.

SEASONALITY AND INFLATION

         Our business is not seasonal in nature, and management does not believe that our operations have been materially affected by inflationary forces. If the recent increase in oil prices proves to be long lasting, we believe the interest in fuel cell development will only increase. As previously stated, our future success is dependent upon the successful development and market acceptance of fuel cell systems.


                                    BUSINESS

         We are engaged in the development of high efficiency compressors and pumps that we believe will have commercial application in products, the sale of which will generate revenue for us. The technology underlying our compressors and pumps was created by Dr. Thomas Edwards, our founder and Chief Executive Officer, and is the subject of three patents that have been issued by the United

States Patent and Trademark Office. The primary innovation in our compressors and pumps is that they are lubricant free - they do not require oil to lubricate moving parts, as do traditional compressors and pumps. We have entered into a patent license agreement with Dr. Edward under which we have been granted the exclusive right to use the Dr. Edwards' patented technology to develop products that have commercial application.

         To date, we have developed a line of compressors and pumps incorporating Dr. Edwards' technology, known as UniVane devices. We believe that our UniVane devices can be successfully incorporated into commercially viable fuel cell applications. Fuel cells are an emerging energy source that is being developed as an alternative to traditional energy sources such as gasoline and coal. We believe that our compressors and pumps enable fuel cells to operate more efficiently and with greater power output, thereby promoting the development and adoption of compact, economical fuel cell power systems. Fuel cells are similar to batteries with the exception that if they are continuously provided with oxygen from the air and hydrogen fuel, they continue to provide electricity and, therefore, they do not `run down'. Fuel cells are believed to be more efficient than traditional energy sources for many reasons, including that they introduce almost no pollutants into the atmosphere and they utilize fuel more efficiently than combustion devices.

         To date, our limited financial resources have prevented us from commercializing our UniVane devices into revenue-producing products. In addition, fuel cell technology has not yet become accepted as an alternative energy source on a commercial basis and, until recently, we were unable to attract manufacturers who are willing to devote their resources to alter their manufacturing processes to accommodate production of our UniVane devices. However, in May 2003, we entered into a license agreement with Parker-Hannifin Corporation, a Fortune 500 industrial company that, among other things, designs, develops, manufactures and distributes a wide range of industrial and consumer products and has been engaged in, among other things, the development of fuel cells as an alternative energy source. Under the license agreement, we have granted Parker-Hannifin the exclusive right to our UniVane technology. We are discussing with Parker-Hannifin the development of additional applications for our UniVane devices such as in the areas of water quality improvement and aqua farming through aeration.

         To the extent that Parker-Hannifin is successful in developing and marketing fuel cell devices or other products that incorporate our UniVane devices, we will be entitled to royalty payments from Parker-Hannifin based upon product sales. Non-fuel cell product applications incorporating UniVane technology being considered for development by Parker-Hannifin include pond aeration systems, vacuum systems, hydrogen circulators and oxygenation systems. To date, no such products have been commercially produced and we have not yet received any royalty payments from Parker-Hannifin under the license agreement. Further information relating to royalty arrangements with Parker-Hannifin is discussed below under "License Agreement with Parker-Hannifin Corporation."

         We currently provide consulting services to Parker-Hannifin to assist in fuel cell development using our UniVane devices, and receive a monthly consulting fee of $25,000. However, Parker-Hannifin may discontinue our consulting services on not less than 90-days' prior written notice to us. The $25,000 consulting fee is currently our only source of income. Due to the exclusive nature of our license agreement with Parker-Hannifin, we are currently dependent on Parker-Hannifin to commercialize our UniVane devices, although there is no assurance that commercial applications for our UniVane devices will be developed or, even if developed, that they will be successfully marketed.

         We are also developing non-fuel cell applications utilizing UniVane technology. However, until such time as we are able to generate substantial revenues from royalty payments under the license agreement with Parker-Hannifin, or we are able to secure significant third party financing, our ability to successfully develop, manufacture and market commercially viable non-UniVane products is uncertain.

FUEL CELLS

         At present, we are devoting substantially all of our efforts to providing consulting services to Parker-Hannifin Corporation to assist them in developing fuel cells incorporating our UniVane compressor and hydrogen generator.

         Over the past several years, environmental and economic concerns have led to searches for alternative sources of power for electricity generation and transportation. Fuel cells have emerged as a leading source of power for these applications as they are an inherently cleaner, more efficient and a more reliable source of power than current generation methods. Fuel cells convert hydrogen and oxygen into electricity through a process that can be twice as efficient as conventional electrical energy production, and they result in virtually no emissions while producing heat and water as by-products. A fuel cell is a device that is much like a battery. However, rather than storing energy in the manner that a battery does, a fuel cell continuously changes the chemical energy of hydrogen and oxygen into electrical energy and heat. It does so without combustion.

         Recently, interest in fuel cell technology has accelerated due to increasing environmental concerns and energy reliability awareness. In addition, some fuel cell applications have progressed to the pre-production stage and have received significant attention in the financial and popular press. Fuel cells can be used in stationary applications such as generating electricity or heating buildings, and for non-stationary applications such as powering vehicles including automobiles, buses and trains.

DYNECO UNIVANE COMPRESSOR AND HYDROGEN CIRCULATOR

         We control the rights to two proprietary mechanisms - Orbital Vane(R) and UniVane devices. UniVane compressors operate without a lubrication system - the primary requirement for fuel cell compressors and, therefore, the current focal point of DynEco activities. On the other hand, Orbital Vane machines require lubricant systems and, therefore, unlike the UniVane, they are unsuitable for fuel cell applications. Thus, we are focusing current technology development efforts only on UniVane technology. Further, DynEco no longer renews patent annuity/maintenance fees for Orbital Vane patents, which hastens the transition of these patents to the public domain.

         The UniVane compressor and hydrogen circulator provide a flow of oxygen or hydrogen to other components comprising an entire fuel cell. UniVane technology can be used for hydrogen circulator pumps, natural gas/air mixing compressors, cathode air compressors and as a duel compressor for gas and air. It is a high efficiency device that is designed to offer higher flow at lower pressures than alternative systems. UniVane devices produce a greater flow while utilizing about one half the energy of a conventional product.

         UniVane compressors consist of a closed stationary cylindrical housing containing a rotor fitted with a single vane. These rotating parts are suspended in the housing by non-lubricated ceramic ball bearings so that neither rotating component actually touches the inner surfaces of the housing. Energy-efficient non-contact sealing is achieved, and result in essentially no friction or wear among the parts, even over thousands of hours. These attributes enable the design and manufacture of subsystems that we believe, for example, can be used to reliably and efficiently supply air to and circulate hydrogen through fuel cells.

LICENSE AGREEMENT WITH DR. THOMAS C. EDWARDS

         In February 2004, we entered into an Exclusive Patent and Know-How License Agreement with Thomas C. Edwards, Ph.D., our president and chief executive officer. Under the license agreement, we have been granted the exclusive, worldwide, royalty-bearing license to use certain patented technology owned by Dr. Edwards, as well as the related technical know-how, for the lives of the respective patents. The patents covered by the license agreement include Dr. Edwards' patents for UniVane technology. The license agreement with Dr. Edwards covers three patents issued by the United States Patent and Trademark Office. The patents have expiration dates in September 2023. We are permitted to sublicense the licensed technology, and have sublicensed the licensed technology to Parker-Hannifin under our exclusive license agreement with Parker-Hannifin.

         Under the license agreement, we are required to pay Dr. Edwards a royalty fee equal to 1% of the sales or lease price of all products sold or leased by us that incorporate the licensed technology. We are also obligated to pay Dr. Edwards a royalty fee equal to 10% of gross royalty fees in excess of $500,000 per calendar year received by us from sublicenses of the licensed technology. To date, no royalty fees are due and owning to Dr. Edwards under the license agreement.

         The license agreement has a term expiring in July 2021, when the last patent covered by the license agreement expires. The license agreement may be terminated by a non-defaulting party in the event the other party fails to cure a default within 90 days of written notice of such default. In addition, we have the right to terminate the license agreement upon six months' written notice at any time after 2009. In the event of our bankruptcy, the license agreement shall terminate and Dr. Edwards will succeed to the rights and obligations under DynEco's license agreement with Parker-Hannifin Corporation.

         The February 2004 license agreement replaces and supercedes a license agreement that we entered into with Dr. Edwards on March 9, 1992. Our license to use Dr. Edwards' inventions prior to the January 2004 license agreement was granted under the 1992 license agreement. As consideration to Dr. Edwards' under the 1992 license agreement, we issued Dr. Edwards 2,200,000 shares of our common stock.

LICENSE AGREEMENT WITH PARKER-HANNIFIN CORPORATION

         In May 2003, we entered into an exclusive license agreement with Parker-Hannifin Corporation, a Cleveland, Ohio-based, multinational designer, manufacturer and distributor of industrial and products.

         Under the license agreement, we have granted Parker-Hannifin a sublicense agreement that grants them exclusive world-wide rights to develop, manufacture, sell and use our UniVane air compressors and hydrogen circulators, as well as the technology and patents incorporated in our products, throughout the world. Under the license agreement, we are precluded from manufacturing, using or selling our air compressors and hydrogen circulators to anyone other than Parker-Hannifin, and from developing or licensing our technology air compressor and hydrogen circulator technology to any other party.

         We anticipate that our UniVane air compressors and hydrogen circulators will be sold by Parker-Hannifin both as individual products and as part of systems manufactured and/or distributed by Parker-Hannifin. The license agreement continues in force until the later of the end date of the last to expire patent or the final use of the technology by Parker-Hannifin or its customer(s). Parker-Hannifin has agreed to use reasonable commercial efforts to promote the sale of our air compressors and hydrogen circulators.

         In consideration for the license grant, Parker-Hannifin has agree to pay us a royalty for each air compressor and hydrogen circulator incorporating our UniVane technology and sold by Parker-Hannifin to third parties other than Parker-Hannifin's subsidiaries and affiliates. The royalty is payable quarterly, will be calculated as a percentage of the net selling price of the UniVane air compressor or hydrogen circulator included in the product sold by Parker-Hannifin, and is based upon attaining the following levels of product sales:

         Annual Number of Products      Percentage of Net Selling Price
         -------------------------      -------------------------------
                 1 - 50                               15%
                51 - 250                              10%
               251 - 10,000                            8%
                10,000 +                               6%

         After the third year of the license agreement, royalties will not be paid on products sold into a country where none of our technology is covered by a valid patent. In the event that royalty fees from Parker-Hannifin are less than $100,000 in any calendar year beginning with the calendar year commencing January 1, 2007, Parker-Hannifin may elect to either (a) pay us the difference between $100,000 and the amount of royalty fees paid for that year, or (b) permit the license granted to it to become non-exclusive.

         No sales of licensed products have been made to date and we cannot predict whether Parker-Hannifin will successfully sell licensed products incorporating our technology. The license agreement with Parker-Hannifin will continue until to the earliest to occur of (a) expiration of the licensed patent, (b) the final use of the licensed technology by a customer of Parker-Hannifin, (c) termination of the license agreement by one party due to a material uncured breach by the other party, (d) termination of the license agreement by a party due to a bankruptcy or similar proceeding involving the other party, or (e) the mutual agreement of the parties.

         We have also entered into a product consulting agreement with Parker-Hannifin to provide consulting services to Parker-Hannifin for developing and improving products covered by the license agreement. The consulting agreement is for an initial term of one year terminating May 31, 2004, subject to automatic month-to-month renewals unless one party provides 90-days notice of termination to the other. We are entitled to consulting fees of $25,000 per month under the agreement. Parker-Hannifin is under no obligation to continue to use our consulting services after May 31, 2004.

         Parker-Hannifin has purchased machine tools and special tooling, and has appointed a specialized engineering and manufacturing team to produce UniVane compressors. This team has commenced the manufacture of 50 demonstration machines that will test the efficacy of our UniVane air compressors and hydrogen circulators on both test benches and in operating fuel cells. We also believe that these compressors can be demonstrated in other applications such as aeration and natural gas pumping

         During the term of our exclusive license agreement with Parker-Hannifin, we are prohibited from selling our UniVane fuel cell compressors and hydrogen circulators to any other party. Since, at the present time, our UniVane fuel cell compressors and hydrogen circulators are our only products capable of generating revenues, we are substantially dependent upon Parker-Hannifin for sales of royalty-generating products. However, we have no control over Parker-Hannifin's technical and manufacturing development or marketing activities, and Parker-Hannifin is only required to use reasonable commercial efforts to market these products. If Parker-Hannifin does not successfully market royalty-generating products under our license agreement, we will not receive royalty fees and we will likely be forced to cease operations.

SUPPLY AGREEMENT WITH PARKER-HANNIFIN CORPORATION

         On August 6, 2004, we entered into a supply agreement with Parker-Hannifin under which Parker-Hannifin has agreed to supply us with our requirements of UniVane products for resale in non-fuel cell applications, if any, that we may develop in the future. Under the supply agreement, any UniVane products we purchase from Parker-Hannifin will be sold to us at the standard distributor pricing established by Parker-Hannifin from time-to-time. We are under no obligation to purchase any products from Parker Hannifin and have made no commitment to purchase any products under the supply agreement. If we are able to develop non-fuel cell applications for our UniVane devices, we have granted Parker-Hannifin a right of first refusal to supply us with systems incorporating those devices, if Parker-Hannifin demonstrates that it can supply systems meeting our technical requirements at pricing that is reasonably competitive with other suppliers. As of the date of this prospectus, we have not developed any non-fuel cell applications that would be subject to the provisions of the supply agreement with Parker-Hannifin, although we may do so in the future.

TECHNOLOGICAL RESEARCH AND DEVELOPMENT AUTHORITY FUNDING AGREEMENT

         Effective November 20, 2002, we entered into a funding agreement with the Technological Research and Development Authority, headquartered in Titusville, Florida. Under the funding agreement, we are entitled to receive a maximum of $150,000 from the Authority to provide partial funding for the development and commercialization of our UniVane compressors and hydrogen circulators. During 2003, we received the entire $150,000 funding commitment under this agreement.

         As consideration for the funding, we are required to pay the Authority a royalty equal to 5% of our revenues from the sale, distribution, lease or other disposal of our UniVane compressors and hydrogen circulators. The royalty is payable until such time as total royalty payments equal $450,000. The agreement is for a term of 10 years.

NEW PRODUCT DEVELOPMENT

         Our present business and technical activities are primarily focused upon aiding Parker-Hannifin in improving UniVane machines and putting them into production in various sizes and capacities. We are also investigating the feasibility of incorporating UniVane devices into products and systems other than fuel cells, such as water aeration and aquaculture and septic system aeration, as well as manufacturing, dental vacuum systems and food processing. Parker-Hannifin is also evaluating our UniVane devices for non-fuel cell applications.

         To the extent that Parker-Hannifin successfully develops new product applications for our UniVane devices, our exclusive license agreement with Parker-Hannifin grants Parker-Hannifin the exclusive right to manufacture and distribute those products. However, under the agreement, we will be entitled to a royalty payment for each UniVane device sold by Parker-Hannifin. In the event Parker is unsuccessful in their efforts to manufacture and sell UniVane devices for fuel cell and non-fuel cell applications, we will likely be forced to cease operations.

         In the event that we develop non-cell cell applications for our UniVane devices, our exclusive license agreement with Parker-Hannifin requires us to purchase UniVane devices from Parker-Hannifin. Under a recently executed supply agreement, Parker-Hannifin has agreed to supply us with UniVane devices for incorporation into those non-fuel cell applications. If we are successful in developing non-fuel cell applications for our UniVane devices, we have also granted Parker-Hannifin a right of first refusal to manufacture and supply us with products and systems incorporating our UniVane devices. However, we will be required to develop infrastructure to market and sell any new products we develop. The development of sales and marketing capabilities for any new products will require us to secure additional financing and there is no assurance that we will be able to do so.

RESEARCH AND DEVELOPMENT

         For each of the two years ended December 31, 2003 and 2002, we spent approximately $20,886 and $108,888, respectively, on research and development activities. Parker-Hannifin incurs additional expenses associated with its research and development activities. Since the pricing of products incorporating our technology that may be sold in the future by Parker-Hannifin will be formulated by Parker-Hannifin without our input, we do not know whether Parker-Hannifin will pass on research and development costs to its customers.

GOVERNMENT REGULATION

         Our principal products and services currently consist of our UniVane devices and consulting services provided to Parker-Hannifin. We are also engaged in technology development unrelated to our UniVane devices. None of our principal products or services requires governmental approvals and we do not believe or anticipate that existing or probable government regulations will have a material effect on our business. To the extent that fuel cells or other products developed by Parker-Hannifin are or will be subject to government regulation, or require or will require governmental approvals, Parker-Hannifin is responsible for necessary compliance and securing any necessary approvals.

         Our current activities do not subject us to the costs or effects of compliance with environmental laws, rules or regulations. To the extent that these laws, rules or regulations are applicable to the activities of Parker-Hannifin, the costs and effects are borne by Parker-Hannifin.

COMPETITION

         For reasons discussed elsewhere in this prospectus, we believe that non-lubricated compressors, such as our UniVane compressors, are more desireable than conventional lubricated compressors for incorporation into fuel cell systems. However, there are numerous manufacturers of non-lubricated compressors that can deliver air to fuel cells. Many of these manufacturers have longer operating histories than does DynEco and have far greater financial and physical resources than we do. Among the manufacturers of non-lubricated compressors are Rieschle Thomas, Becker Pumps Corporation,Gast Manufacturing and Dresser Roots.

         We believe that our UniVane compresssors offer the significant advantage over conventional non-lubricated compressors that have proven, from the standpoint of fuel cell use, to be relatively inefficient, and of limited longevity and reliability. This is the case primarily because the moving parts of conventional non-lubricated compressors rub against one another, thus invoking significant friction and wear. Various types of fans or blowers are used in some fuel cell designs, but because fans cannot develop significant pressure, fuel cells must be larger, therefore, generally more expensive. We believe that it will remain difficult for conventional devices to compete effectively with our non-contact UniVane devices.

         We also believe that the strength of the Parker-Hannifin Corporation name will, through our license agreement with them, provide product development, manufacturing and marketing capabilities that we would otherwise be unable to assemble, so as to permit our UniVane devices to be successfully developed and marketed. However, for this reason, we are dependent upon Parker-Hannifin to continue to devote its resources to developing our UniVane devices, and, there is no assurance that Parker-Hannifin will not identify devices competitive with our UniVane devices and choose to develop fuel cells and other products with their, and not our, devices. In that event, we will likely be forced to cease operations.

         To the extent that we develop non-fuel cell applications for our UniVane devices, we will also compete with manufacturers and distributors of conventional lubricated, as well as non-lubricated compressors. Many manufacturers of lubricated compressors have longer operating histories and greater financial and physical resources than we do. While the manufacture and distribution of non-fuel cell products using our UniVane devices will be subject to our license agreement with Parker-Hannifin, and, therefore, we will have the benefit of their manufacturing and marketing capabilities, Parker-Hannifin may chose to incorporate the lubricated compressors of other companies in their products, rather than ours. There is no assurance that we can become a competitive force in the market for lubricated compressors.

HISTORY

         We were incorporated under the laws of the state of Minnesota in December 1984, under the name TERTM, Inc. In 1989, we changed our name to TERTM Technology Corporation and, in December 1993, again changed our name to DynEco Corporation. Prior to 1991, we engaged in the design, development, manufacture and marketing of certain proprietary products using a proprietary production process known as the Thermal Expansion Resin Transfer Molding Process. We also marketed and licensed a design engineering and contract manufacturing capability of products using the TERTM process to third parties. We discontinued these operations in 1991 and, until the acquisition of the compressor assets and business of DynEco International, Inc. in March 1994, we only engaged in licensing the TERTM process and providing application engineering consulting with respect to those licenses. We ceased all TERTM-related activities in March 1994.

         In January 1993, we were introduced to DynEco International, a development stage company engaged in the development of proprietary compressor technology intended to be commercially exploited primarily through licensing to third parties. While DynEco International expressed interest in being acquired by us, due to our financial obligations, DynEco International was unwilling to consummate a business combination with us until we restructured our obligations. In order to do so, on July 12, 1993, we filed a Plan of Reorganization and a Disclosure Statement under Chapter 11 of the Federal Bankruptcy laws with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was subsequently confirmed by the Order of the Bankruptcy Court on December 17, 1993. The Chapter 11 case was closed by the Order of the Bankruptcy Court in June 1994.

         On March 31, 1994, we consummated the acquisition of all of the issued and outstanding shares of capital stock of DynEco International in exchange for
(a) approximately 3,926,000 shares of our common stock and (b) year warrants to purchase approximately 392,600 shares of our common stock, exercisable at $7.00 per share. Those warrants have since expired unexercised. On the effective date of the acquisition, DynEco International became our wholly owned subsidiary, and DynEco International's security holders collectively became our majority shareholders. At the same time, our directors and officers resigned their positions, and the directors and officers of DynEco International became our directors and officers.

         From the time of our acquisition of DynEco International until May 2003, we engaged in the development and commercialization of the patented technologies licensed to us by our Chief Executive Officer, Thomas C. Edwards, Ph.D. We funded those activities through limited revenues and sales of our equity securities. The focus of our activities was the development of products that could be used in fuel cell applications. However, we were unable to successfully develop these products on a commercial basis due to our limited financial resources, the lack of public acceptance of fuel cells as an alternative energy source and our inability to attract manufacturers willing to devote resources to altering their manufacturing processes to accommodate the production of our products.

         In May 2003, we entered into the exclusive license agreement with Parker Hannifin Corporation that is described elsewhere in this prospectus. Since that time, our activities have been limited to our consulting services rendered to Parker Hannifin and our continued development of non-fuel cell applications for our UniVane technology. All of our existing material agreements have been executed and are being performed by DynEco Corporation. As a result, the operations of DynEco International, Inc. as an operating subsidiary have ceased, and DynEco International, Inc. is no longer engaged in active operations.

PROPERTY

         We lease approximately 4,296 square feet of space at 564 International Place, Rockledge, FL 32955, under a verbal lease with an unaffiliated lessor. We pay rent of $1,500 per month, and make payments for our use of electricity directly to the power company. The space is used as our corporate offices and as a laboratory/shop facility. We are advised that the landlord is seeking to sell the premises and the landlord has verbally agreed to provide us with 30-60 days' notice if we are required to move. We do not anticipate difficulty in relocating to comparable facilities should we be required to relocate.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

EMPLOYEES

         As of the date of this prospectus, we employed four persons on a full-time basis, consisting of our chief executive officer/president and engineer, office manager, facility manager and designer/model maker. We also employ one person on a part-time/as-needed basis as our electronics expert. None of our employees is a party to a collective bargaining agreement and relationships with our employees are believed to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table includes the names, positions held and ages of our executive officers and directors.

     NAME                        AGE               POSITION
     ----                        ---               --------

Thomas C. Edwards, Ph.D.          61         Chief Executive Officer,
                                             President and Director

George R. Schell                  68         Director

Leonard Sculler                   66         Director

Kevin Hooper                      41         Director


         Thomas C. Edwards, Ph.D., has served as our chief executive officer, president and a director since 1996 He received his Ph.D. in mechanical engineering from Purdue University in 1970 where he specialized in thermo sciences and machine design. Dr. Edwards has received many patents and has published numerous professionally peer-reviewed technical papers in areas related to his expertise. He is the only known living person after whom a thermodynamic cycle is named, the "Edwards Cycle". Processes within this cycle also appear in fuel cell operation.

         George R. Schell has served on our board of directors since 1998. Since September 2002, Mr. Schell has been retired. He received a Bachelor of Science degree in civil engineering in 1958 from Virginia Military Institute and an MBA from the College William and Mary in Williamsburg VA. From February 2002 until August 2002, he served as our acting chief operating officer. From August 1999 until February 2002, he was a private consultant in the areas of and distribution and marketing. Mr. Schell founded Schell Supply Corporation, a Virginia Beach, Virginia-based wholesale plumbing pipe and valve fitting company in 1968, and served as its president until his retirement in August 1999. Mr. Schell continues to conduct special projects on behalf of DynEco on an as-needed basis.

         Leonard Sculler has served on our board of directors since June 2003. Mr. Sculler founded M&R Marking Systems, Inc. in 1960, and served as its chief executive officer until his retirement in May 2001. During his tenure, M&R Marking Systems, a privately held company, grew to become the largest manufacturer of hand-held embossers in the world, and is currently the largest US manufacturer of hand-held marking products, with sales in over 85 countries. Mr. Sculler has served as Chairman of the Board of M&R Marking Systems since 1992.

         Kevin Hooper has served on our board of directors since June 2003. From October 2000 to the present, Mr. Hooper served as a project manager in the United States Air Force at Cape Canaveral Air Force Station. From November 1987 to the present he also serves as managing trustee of The Hooper Partnership, a privately-held owner of commercial real estate and agricultural property headquartered in Cocoa, Florida. From June 1998, until October of 2000, Mr. Hooper was employed as a mechanical engineer for Lockheed Martin Astronautics at the Cape Canaveral Air Force Station. Mr. Hooper has been a registered professional engineer in the State of Florida since 1994.

         All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive monetary compensation for serving as directors but have received stock and stock options. Officers are appointed by the board of directors, and, subject to employment agreements, their terms of office are at the discretion of the board of directors.

         There are no family relationships between any of our officers or directors.

         We do not as yet have an audit committee, nominating committee or a compensation committee. While we are not currently subject to any regulatory requirement to do so, we intend to organize these committees in the future, depending upon our evaluation of factors including applicable regulatory requirements, company growth and financial resources.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the three fiscal years ended December 31, 2003 to: (a) our chief executive officer; and (b) each of our executive officers who was awarded, earned or we paid more than $100,000 for the fiscal year ended December 31, 2003:

                                Fiscal                        Other Annual                    LTIP       All Other
 Name and Principal Position     Year     Salary     Bonus    Compensation    Options/(#)    Payouts    Compensation
 ---------------------------     -----------------------------------------------------------------------------------
 Thomas C. Edwards, Ph.D.        2003     $60,000     $-0-        -0-               -0-        $-0-         $-0-
 Chief Executive Officer and     2002     $60,000     $-0-        -0-               -0-        $-0-         $-0-
    President                    2001     $60,000     $-0-        -0-           500,000        $-0-         $-0-

         Effective January 1, 2004, we entered into an employment agreement with Thomas C. Edwards, Ph.D., for his services as our chief executive officer and chief technical officer. The employment agreement is for a term of five years and provides that we pay Dr. Edwards an annual salary of $60,000 for his first year of service under the agreement, $70,000 for the second year, $80,000 for the third year, $90,000 for the fourth year and $100,000 for the final year. Dr. Edwards will be reimbursed for his expenses incurred in connection with his services and we have agreed to pay Dr. Edwards' medical, dental and supplemental insurance in accordance with our policies for such benefits. The employment agreement precludes Dr. Edwards from disclosing our confidential information to any third party and provides that Dr. Edwards will not compete with us during the term of the agreement and for a period of five years thereafter.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information relating to our outstanding equity compensation plans as of December 31, 2003:

                                                                                        Number of Securities Remaining
                           Number of Securities to                                      Available for Future Issuance
                           Be Issued Upon Exercise      Weighted-average Exercise       Under Equity Compensation Plan
                           Of Outstanding Options,      Price of Outstanding Options,   (excluding securities reflected
                           Warrants and Rights          Warrants and Rights                      in column a)
                           -----------------------      -----------------------------   -------------------------------
Equity Compensation
Plans Approved by
Security Holders

   2001 Equity Incentive
   Plan ...................             0                          N/A                            1,000,000

   1993 Corporate Stock
   Option Plan ............       143,333                         $.11                              606,667

   1993 Advisors Stock
   Option Plan ............       200,000                         $.12                              550,000

Equity Compensation
Plans not Approved by
Security Holders

   Options ................     4,370,036                         $.34                                    0

   Warrants ...............     2,643,120                         $.18                                    0
                                ---------                         ----                            ---------

Total .....................     7,356,489                         $.27                            2,156,667


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended December 31, 2003 to each person named in the Summary Compensation table.

                                               Percent of
                              Number of      Total Options/
                              Securities      SARs Granted
                              Underlying      To Employees     Exercise Or
                             Options/SARs      In Fiscal       Base Price
 Name                         Granted (#)         Year           ($/Sh)       Expiration Date
 ----                        ------------    --------------    -----------    ---------------
Thomas C. Edwards, Ph.D.
Chief Executive Officer            -0-              0%             N/A             N/A

2001 EQUITY INCENTIVE PLAN

         In October 2001, our board of directors authorized and approved the 2001 Equity Incentive Plan. The plan was approved and ratified by our shareholders on October 25, 2001. Under the 2001 Equity Incentive Plan, we have reserved a total of 1,000,000 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants.

         The 2001 Equity Incentive Plan is currently administered by our board of directors. Under the plan, the board determines which of our employees, officers, directors and consultants are to be granted awards, as well as the material terms if each award, including whether options are to be incentive stock options or non-qualified stock options.

         Subject to the provisions of the plan, and the Internal Revenue Code with respect to incentive stock options, the board determines who shall receive awards, the number of shares of common stock that may be purchased under the awards, the time and manner of exercise of options and exercise prices. At its discretion, the board also determines the form of consideration to be received upon exercise and may permit the exercise price of options granted under the plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The term of options granted under the stock option plan may not exceed ten years, or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options may not be less than 100% of the fair market value of our common stock at the time the option is granted. However, incentive stock options granted to a 10% holder of our voting stock may not be exercisable at less than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 85% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of the date of this prospectus, no options to purchase shares have been granted or are outstanding under the 2001 Equity Incentive Plan.

1993 CORPORATE STOCK OPTION PLAN

         In May 1993, our board of directors authorized and approved the 1993 Corporate Stock Option Plan. The plan was approved and ratified by our shareholders on March 31, 1994. Under the 1993 Corporate Stock Option Plan, we have reserved a total of 750,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees.

         The Corporate Stock Option Plan is currently administered by our board of directors. Under the plan, the board determines which of our employees, officers and directors are to be granted options. The committee or board determines whether options are to be incentive stock options or non-qualified stock options.

         Subject to the provisions of the plan, and the Internal Revenue Code with respect to incentive stock options, the board determines who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. At its discretion, the board also determines the form of consideration to be received and may permit the exercise price of options granted under the plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The term of options granted under the stock option plan may not exceed ten years, or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options may not be less than 100% of the fair market value of our common stock at the time the option is granted. However, incentive stock options granted to a 10% holder of our voting stock may not be exercisable at less than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 85% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options will be subject to restrictions on sale or transfer. As of the date of this prospectus, options to purchase 143,333 shares had been granted and are outstanding under the 1993 Corporate Stock Option Plan. No incentive stock option may be granted under the plan after April 30, 2003.

1993 ADVISORS STOCK OPTION PLAN

         In May 1993, our board of directors authorized and approved the 1993 Advisors Stock Option Plan. The plan was approved and ratified by our shareholders on March 31, 1994. Under the 1993 Advisors Stock Option Plan, we have reserved a total of 750,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants.

         The Advisors Stock Option Plan is currently administered by our board of directors. Under the plan, the board determines which of our consultants and/or advisors are to be granted options. Options granted under the plan are non-qualified stock options. Subject to the provisions of the plan, the board determines the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. At its discretion, the board also determines the form of consideration to be received and may permit the exercise price of options granted under the plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The exercise price for options granted under the plan are set by the board, at its discretion, but in no event may the exercise price be less than 85% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this prospectus, options to purchase 200,000 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan.

OTHER PLANS

         Other plans includes equity compensation plans not approved by shareholders. These plans are comprised of options granted and/or warrants issued to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

         To date, we have issued options covering 4,370,036 shares of our common stock and warrants covering 2,643,120 shares of our common stock under equity plans not approved by shareholders. The options have exercise prices ranging from $.10 per share to $.38 per share and expiration dates ranging from January 2006 to November 2008. The warrants are exercisable at $.18 per share and expire on June 30, 2006, except that warrants to purchase 4,000,000 shares expire on November 30, 2005.

         The grants of these options were approved on a case-by-case basis by the board of directors, and are within the limits of the number of shares that we are authorized to issue. The grant of these options and warrants were not authorized by our shareholders. We may, in the future, authorize the grant of additional options and/or issuance of additional warrants for the foregoing purposes and other valid corporate purposes.

OPTION EXERCISES AND HOLDINGS

         The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2003 to each person named in the Summary Compensation Table.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of
                                                   Securities       Value of
                                                   Underlying      Unexercised
                             Shares                Unexercised     In-The-Money
                            Acquired              Options/SARs     Options/SARs
                               On        Value    At FY-End (#)    At FY-End ($)
                            Exercise   Realized   Exercisable/     Exercisable/
       Name                    (#)       ($)      Unexercisable    Unexercisable
 -------------------------------------------------------------------------------
 Thomas C. Edwards, Ph.D.
 Chief Executive Officer       -0-       $-0-      2,017,384/0         $0/$0

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         Section 302A.521, subdivision 2, of the Minnesota Statutes requires DynEco to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to DynEco, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of DynEco, or, in the case of performance by a director, officer or employee of DynEco involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of DynEco. In addition, Section 302A.521, subdivision 3, requires payment by DynEco, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling DynEco pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                              CERTAIN TRANSACTIONS

         Effective January 1, 2004, we entered into an Exclusive Patent and Know-How License Agreement with Thomas C. Edwards, Ph.D., our president and chief executive officer. The license agreement is more fully described elsewhere in this prospectus. The license agreement superceded and replaced the 2002 license agreement with Dr. Edwards. During each of the two years ended December

31, 2002, we neither accrued nor made any payments to Dr. Edwards under either of the license agreements. See "Business - License Agreement with Dr. Thomas C. Edwards."

         On December 11, 2003, we issued 200,000 shares of common stock to each of Kevin S. Hooper and Leonard Sculler, as consideration for their services as directors, valued at the contemporaneous cash sales price of $.12 per share.

         On April 27, 2004, we issued 200,000 shares of common stock to George
R. Schell, as consideration for his services as a director, valued at $.12 per share.

         On August 17, 2004, we entered into an Amended and Restated Business and Advisory Consulting Agreement with MBN Consulting, LLC. MBN is the beneficial owner of approximately 6% of our common stock. The agreement replaces and supercedes a consulting agreement dated November 10, 2003 between DynEco and MBN. Under the amended and restated agreement, MBN has agreed to (a) advise us with respect to the implementation of short and long range strategic planning to fully develop and enhance DynEco's assets, resources, products and services, (b) serving as liaison between DynEco and its shareholders; and providing such investor relations services as we may request, (c) identifying and providing advice and consultation in the areas of strategic alliances and business combinations, including mergers and acquisitions; and preparation for and attendance at meetings and conferences relating thereto, (d) arranging meetings between representatives of DynEco and members of the investment community at which presentations concerning DynEco and its business operations may be discussed; (e) providing advice and consultation relating to internal business operations including (i) advice regarding the formation of corporate goals and their implementation, advice regarding the financial structure of DynEco and its divisions or subsidiaries, (iii) advice regarding the securing of debt and/or equity financing and (iv) advice regarding corporate organization and personnel,
(f) serving as liaison between DynEco and its legal and accounting advisors, and
(g) providing such other services as may be mutually agreed upon by DynEco and MBN. For its services, MBN is entitled to a monthly fee of $3,000, commencing upon our receipt of combined equity and debt funding from any sources in an amount of at least $1,000,000. Under the original consulting agreement, MBN also received 2,000,000 shares of our common stock as consideration for advising DynEco in connection with restructuring its board of directors; providing advice and consultation prior to and in connection with DynEco's relationship with Parker-Hannifin Corporation, including the May 2003 License Agreement; serving as liaison to DynEco's shareholders and providing investor relations services; serving as DynEco's liaison to its financial and legal advisers; providing administrative support and services to relieve DynEco's chief executive officer of those responsibilities so that he could attend to his designated duties; and, providing advice and consultation with respect to new business development.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information known to us as of the date of this prospectus relating to the beneficial ownership of shares of our common stock by:

         o each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

         o  each director;

         o  each executive officer; and

         o  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of DynEco Corporation, 564 International Place, Rockledge, Florida 32955.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Report, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

         The table is based on 33,112,978 shares currently outstanding. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

         o  4,813,169 shares upon exercise of options that have been granted; or

         o  15,885,120 shares in the event of exercise of outstanding warrants.


   Name and Address of                       Amount                  Percent
    Beneficial Owner                  Beneficial Ownership           of Class
    ----------------                  --------------------           --------

Thomas C. Edwards .................   6,091,841 shares (1)             17.3%
George R. Schell ..................   1,121,130 shares (2)              3.4%
Leonard Sculler ...................     220,000 shares                     *
Kevin Hooper ......................     229,000 shares                     *
Officers and Directors
   as a group (4 persons) .........   7,661,971 shares                 21.6%

MBN Consulting, LLC (3) ...........   2,000,000 shares (4)              6.0%
3151 Clint Moore Road, #204
Boca Raton, FL 33431

Richard F. Galbraith ..............   2,908,832 shares (5)              8.8%
5313 320th Street
Cushing, MN 56443

Sausilito Ltd. (6) ................   3,267,000 shares (7)              9.1%
P. O. Box 150, Design House
Providenciales, Turks & Caicos, BWI

________________________

 *  Less than 1%.

(1) Includes shares owned by the spouse of Dr. Edwards. Consists of (a) 3,907,447 shares of common stock, (b) 2,017,834 shares issuable upon exercise of currently exercisable options and (c) 166,650 shares issuable upon exercise of currently exercisable warrants.

(2) Consists of (a) 921,130 shares of common stock and (b) 200,000 shares issuable upon exercise of currently exercisable options.

(3) MBN Consulting, LLC is a business consultant, whose sole beneficial owner is Steven Sanders. Mr. Sanders exercises sole investment and voting powers over the shares included in the table.

(4) Does not include 106,000 shares of common stock or 100,000 shares issuable upon exercise of outstanding warrants owned by Steven Sanders, the managing member and a beneficial owner of MBN Consulting, LLC.

(5) Includes shares owned by the spouse of Mr. Galbraith.

(6) Sausilito Ltd. is an offshore investor, whose sole beneficial owner is Bridgette Longshore. Ms. Longshore exercises sole investment and voting powers over the shares included in the table.

(7) Consists of (a) 3,000,000 shares issuable upon exercise of currently exercisable warrants and (b) 267,000 shares owned directly by Bridgitte Longshore, the beneficial owner of Sausilito Ltd.


                            DESCRIPTION OF SECURITIES
GENERAL

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 80,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, 33,112,978 shares of common stock and no shares of preferred stock were issued and outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

         We are authorized to issue 20,000,000 shares of preferred stock, par value $.01 per share, having such designations, rights, preferences, powers and limitations as may be determined by the board of directors at the time of designation. No preferred stock has yet been designated or issued, and we have no plans to issue any preferred stock at this time or in the near future.

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding common stock purchase warrants to purchase an aggregate of 15,885,120 shares of our common stock. The warrants were issued in connection with equity financing transactions, as well as to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them. The warrants are exercisable at $.18 per share and expire on June 30, 2006, except that warrants to purchase 4,000,000 shares expire on November 30, 2005. We are entitled to call warrants to purchase 11,835,120 shares of common stock, on ten days' prior written notice in the event that our common stock (a) is included for quotation on the OTC Bulletin Board or any Nasdaq quotation system and (b) the closing bid price of our common stock is $.27 or more for 20 consecutive trading days. Any callable warrants not exercised prior to expiration of the ten day period shall terminate and cease to be of any further force or effect.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401. Our transfer agent may be reached by telephone at 303-262-0600.


                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

         This prospectus covers the resale of 8,175,000 shares of our common stock issued or issuable in connection with the following transactions:

         On November 18, 2003, we completed the sale and issuance of 2,000,000 shares of our common stock and warrants to purchase 4,000,000 additional shares of common stock to Centaurus Capital Corp., an off-shore investor, for a purchase price of $ 232,500 net of $7,500 in offering expenses. The warrants are exercisable until November 30, 2005, at an exercise price of $.18 per share.

         Centaurus has advised us that in connection with its acquisition of the shares and warrants on November 18, 2003, it was acting as nominee for three persons with respect to 1,500,000 shares of common stock. On August 8, 2004, the nominee relationship between Centaurus and the three persons was terminated and the 1,500,000 shares were reissued to Blaine Schmidt (as to 400,000 shares), Avonlea Homes Investments Ltd (as to 600,000 shares) and Corporate Capital Group Int'l (as to 500,000 shares). On March 24, 2004, Centaurus Capital Corp. privately transferred warrants to purchase 3,000,000 shares of common stock to Sausilito Ltd., an unrelated off-shore investor.

         We are advised that there are no direct or indirect affiliates between any of Centaurus Capital Corporation, Sausilito Ltd., Blaine Schmidt, Avonlea Homes Investments Ltd. and Corporate Capital Group Int'l. Resale of the common shares and shares of common stock issuable upon exercise of the warrants are covered by this prospectus.

         On August 17, 2004, we entered into an Amended and Restated Business and Advisory Consulting Agreement with MBN Consulting, LLC. The agreement replaces and supercedes a consulting agreement dated November 10, 2003 between DynEco and MBN. Under the amended and restated agreement, MBN has agreed to (a) advise us with respect to the implementation of short and long range strategic planning to fully develop and enhance DynEco's assets, resources, products and services, (b) serving as liaison between DynEco and its shareholders; and providing such investor relations services as we may request, (c) identifying and providing advice and consultation in the areas of strategic alliances and business combinations, including mergers and acquisitions; and preparation for and attendance at meetings and conferences relating thereto, (d) arranging meetings between representatives of DynEco and members of the investment community at which presentations concerning DynEco and its business operations may be discussed; (e) providing advice and consultation relating to internal business operations including (i) advice regarding the formation of corporate goals and their implementation, advice regarding the financial structure of DynEco and its divisions or subsidiaries, (iii) advice regarding the securing of debt and/or equity financing and (iv) advice regarding corporate organization and personnel, (f) serving as liaison between DynEco and its legal and accounting advisors, and (g) providing such other services as may be mutually agreed upon by DynEco and MBN. For its services, MBN is entitled to a monthly fee of $3,000, commencing upon our receipt of combined equity and debt funding from any sources in an amount of at least $1,000,000. Under the original consulting agreement, MBN also received 2,000,000 shares of our common stock as consideration for advising DynEco in connection with restructuring its board of directors; providing advice and consultation prior to and in connection with DynEco's relationship with Parker-Hannifin Corporation, including the May 2003 License Agreement; serving as liaison to DynEco's shareholders and providing investor relations services; serving as DynEco's liaison to its financial and legal advisers; providing administrative support and services to relieve DynEco's chief executive officer of those responsibilities so that he could attend to his designated duties; and, providing advice and consultation with respect to new business development.

         On August 1, 2001, we entered into an agreement with Mark Vieno to perform certain legal services for us, in consideration for which we agreed to issue Mr. Vieno shares of our common stock having a value of $10,000, at the rate of $.10 per share. Our obligation to issue the shares was carried on our books as common stock issuable; however, the shares were never issued. On February 5, 2004, we agreed with Mr. Vieno to convert the 100,000 shares of common stock issuable into a five-year option, terminating August 1, 2009 and exercisable at $.10 per share, to purchase 100,000 shares of our common stock. We agreed with Mr. Vieno to register the shares issuable upon exercise of the options, and that the option exercise price had been pre-paid by reason of his legal services rendered to us.

         On December 11, 2003, we issued 25,000 shares of our common stock and 50,000 warrants exercisable at $0.18 per share to our counsel, Schneider Weinberger LLP or persons related to it, as partial consideration for legal services rendered to us, and we agreed to register the resale of those shares, including the shares issuable upon exercise of the warrants, by the firm or its related parties.

         The foregoing transactions were completed under the exemption from the registration requirements of the Securities Act of 1933, including those afforded by Section 4(2) of that Act, and the rules and regulations promulgated under that Section.

SELLING SECURITY HOLDERS

         The following table sets forth:

         o  the name of each selling security holder;

         o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants;

         o  the number of shares being offered by each selling security holder;
            and

         o the number of shares to be owned by each selling security holder following completion of this offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                                     Shares Owned
                                     Beneficially        Shares Available        Shares         Percent of
                                     Prior to this          Pursuant to        Owned After         Class
 Selling Security Holder             Offering             this Prospectus       Offering       After Offering
 ------------------------------------------------------------------------------------------------------------

 Centaurus Capital Corp. (1)           1,500,000             1,500,000               -0-           -0-
 MBN Consulting, LLC (2)               2,000,000             2,000,000               -0-           -0-
 Susan Schneider (3)                      34,250                34,250               -0-           -0-
 Steven I. Weinberger (3)                 34,250                34,250               -0-           -0-
 Sydney Monda (4)                          6,500                 6,500               -0-           -0-
 Mark Vieno (5)                          220,833               100,000           120,833            *
 Sausilito Ltd. (6)                    3,267,000             3,000,000           267,000            *
 Blaine Schmidt (7)                      400,000               400,000               -0-           -0-
 Avonlea Homes Investments Ltd. (8)      600,000               600,000               -0-           -0-
 Corporate Capital Group Int'l (9)       500,000               500,000               -0-           -0-
                                       ---------             ---------           -------           ---
 TOTAL                                 8,175,000             8,175,000
                                       =========             =========

_________
*  Less than 1%.

(1) Consists of 500,000 shares of common stock and 1,000,000 shares issuable upon exercise of currently exercisable warrants. The address of the selling security holder is Buckingham Square, 3rd Floor, 720 West Bay Road, P.O. Box 30691 SMB, Grand Cayman, Cayman Islands. Donna A. Trott, the solebeneficial owner of the selling security holder, makes decisions as to the voting and disposition of the securities.

(2) Does not include (a) 106,000 shares of common stock or 100,000 shares issuable upon exercise of outstanding warrants owned by Steven Sanders, the managing member and a beneficial owner of MBN Consulting, LLC The address of the selling security holder is 3151 Clint Moore Road, #204, Boca Raton, FL 33431. Steven Sanders makes decisions as to the voting and disposition of the securities of MBN Consulting, LLC covered by this prospectus.

(3) Consists of 11,750 shares of common stock and 22,500 shares issuable upon exercise of currently exercisable warrants. The address of the selling security holder is 2200 Corporate Blvd., N.W., Boca Raton, FL 33431. The selling security holder is a related party of our counsel, Schneider Weinberger & Beilly LLP. Each selling security holder makes its own decisions as to the voting and disposition of the securities.

(4) Consists of 1,500 shares of common stock and 5,000 shares issuable upon exercise of currently exercisable warrants. The address of the selling security holder is 2200 Corporate Blvd., N.W., Boca Raton, FL 33431. The selling security holder is a related party of our counsel, Schneider Weinberger & BeillyLLP. The selling security holder makes its own decisions as to the voting and disposition of the securities.

(5) Consists of 20,833 shares owned by Mr. Vieno, 100,000 shares owned by the spouse of Mr. Vieno and 100,000 shares issuable upon exercise of a currently exerciseable option.

(6) Consists of (a) 3,000,000 shares of common stock issuable upon exercise of currently exercisable warrants and (b) 267,000 shares owned directly by Bridgitte Longshore, the beneficial owner of Sausilito Ltd. The address of the selling security holder is P. O. Box 150, Design House, Providenciales, Turks & Caicos Islands, BWI. Audley Williams, trustee, makes decisions as to the voting and disposition of the securities. The beneficial owner of the selling security holder is Bridgitte Longshore.

(7) Consists of 400,000 shares of common stock. The address of the selling security holder is 10086 Hurontario Street, Unit #1, Brampton, Ontario, L7A 1ES, Canada. Blaine Schmidt makes decisions as to the voting and disposition of the shares owned by him.

(8) Consists of 600,000 shares of common stock. The address of the selling security holder is 15466 The Gore Road, RR#3, Caledon East, Ontario, L0N 1E0, Canada. Michael Steele, the beneficial owner of Avonlea Homes Investments Ltd., makes decisions as to the voting and disposition of the shares owned by the selling security holder.

(9) Consists of 500,000 shares of common stock. The address of the selling security holder is 277 Great River Road, Great River, NY 11739. Peter Simone, the beneficial owner of Corporate Capital Group Int'l, makes decisions as to the voting and disposition of the shares owned by the selling security holder.

DETERMINATION OF OFFERING PRICE

         The selling security holders will offer and sell their shares of common stock covered by this prospectus at $.30 per share until our shares are quoted in the over-the-counter market or on an exchange, and thereafter, at prevailing market prices or privately negotiated prices. The initial offering price of $.30 per share was determined arbitrarily and bears no relationship to assets, revenues, book value or other established criteria of value.


                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o  settlement of short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale; and

         o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this prospectus, we had 33,112,978 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 18,280,739 shares of our common stock (4,255,077 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this prospectus. As of the date of this prospectus, the 8,175,000 shares being offered by selling security holders can be publicly transferred. Not included in the foregoing are 4,813,369 shares issuable upon exercise of other options that have been granted and 15,885,120 shares issuable on exercise of outstanding warrants. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.


                                  LEGAL MATTERS

         The legality of the securities offered by this prospectus will be passed upon for us by Dean R. Edstrom, Esq., Attorney-at-Law Professional Association, Minneapolis, Minnesota, who is acting as special Minnesota counsel solely for the purpose of opining as to the validity of the securities. Schneider Weinberger & Beilly LLP, Boca Raton, Florida, will review other matters for us relating to the registration statement of which this prospectus forms a part. Members of Schneider Weinberger & Beilly LLP and their affiliates beneficially own an aggregate of 75,000 shares of our common stock, including 50,000 shares issuable upon the exercise of outstanding common stock purchase warrants, the resale of which is covered by this prospectus.


                                     EXPERTS

         The consolidated financial statements of DynEco Corporation as of December 31, 2003 and 2002, respectively, and for each of the two years then ended appearing in this prospectus and registration statement have been audited by Salberg & Company, PA, Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the SEC. Copies of all of our filings with the SEC may be viewed on the SEC's Internet web site at http://www.sec.gov. We maintain a website at http://www.dyneco.com. The information on our website does not form a part of this prospectus.

         For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                        DYNECO CORPORATON AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS


                                      INDEX


                                  JUNE 30, 2004
                                   (UNAUDITED)



Consolidated Balance Sheet ..................................................F-2



Consolidated Statements of Operations .......................................F-3



Consolidated Statements of Cash Flows .......................................F-4



Notes to Consolidated Financial Statements ............................F-5 - F-8





                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



Report of Independent Registered Public Accounting Firm .....................F-9



Consolidated Balance Sheets ................................................F-10



Consolidated Statements of Operations ......................................F-11



Consolidated Statement of Changes in Stockholders' Deficit .................F-12



Consolidated Statements of Cash Flows ......................................F-13



Notes to Consolidated Financial Statements ..........................F-14 - F-28

                        DYNECO CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)

                                     ASSETS
Current assets:
    Cash .......................................................    $    70,834
    Accounts Receivable ........................................         26,878
    Loan Receivable - Employees ................................          5,243
                                                                    -----------

               Total Current Assets ............................        102,955

Property and Equipment, net ....................................         61,330
                                                                    -----------

Other Assets:
    Patent rights, net .........................................        147,299
    Other ......................................................             45
                                                                    -----------

               Total Other Assets ..............................        147,344

               Total Assets ....................................    $   311,629
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable ...........................................    $   112,644
    Accrued compensation .......................................        281,540
    Accrued interest ...........................................         22,225
    Other accrued liabilities ..................................          4,991
    Loan Payable ...............................................        176,708
    Current maturity of notes payable - shareholders ...........         37,133
    Current maturity of capital lease obligations ..............         22,315
                                                                    -----------

         Total Current Liabilities .............................        657,556

Long Term Liabilities:
    Notes payable - shareholders, net of current portion .......        121,533
    Capital lease obligations, net of current portion ..........          7,710
                                                                    -----------

         Total Long Term Liabilities ...........................        129,243

         Total Liabilities .....................................        786,799
                                                                    -----------

Stockholders' Deficit:
    Preferred Stock, $.01 par value; 20,000,000 authorized
         none issued and outstanding ...........................              -
    Common stock, $.01 par value; 80,000,000 authorized
         33,112,978 issued and outstanding .....................        331,130
    Additional paid-in capital .................................      7,053,502
    Accumulated deficit ........................................     (7,859,802)
                                                                    -----------

               Total Stockholders' Deficit .....................       (475,170)
                                                                    -----------

               Total Liabilities and Stockholders' Deficit .....    $   311,629
                                                                    ===========

      See accompanying notes to unaudited consolidated financial statements.

                                    DYNECO CORPORATION AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                               (UNAUDITED)

                                              THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                    JUNE 30,                          JUNE 30,
                                         -----------------------------     -----------------------------
                                             2004             2003             2004             2003
                                         ------------     ------------     ------------     ------------
Revenues
    Compressor prototypes ...........    $      5,103     $      1,525     $      5,103     $      1,525
    Consulting ......................          75,000           25,000          150,000           25,000
                                         ------------     ------------     ------------     ------------
         Total Revenues .............          80,103           26,525          155,103           26,525

Cost of Revenues
    Compressor prototypes ...........          10,035                -           10,035                -
    Consulting ......................               -                -                -                -
         Total Cost of revenues .....          10,035                -           10,035                -
                                         ------------     ------------     ------------     ------------

         Gross Margin ...............          70,068           26,525          145,068           26,525

Operating expenses:
    Compensation ....................          42,310           80,307           85,020          118,567
    General and administrative ......         127,718           76,418          202,727          130,625
                                         ------------     ------------     ------------     ------------

         Total operating expenses ...         170,028          156,725          287,747          249,192
                                         ------------     ------------     ------------     ------------

         Loss from operations .......         (99,960)        (130,200)        (142,679)        (222,667)

Other income (expenses):
    Gain on debt settlement .........               -                -                -            7,800
    Interest income .................             128                8              149               13
    Interest expense ................          (8,407)          (8,347)         (16,967)         (11,399)
                                         ------------     ------------     ------------     ------------
         Total other income (expense)          (8,279)          (8,339)         (16,818)          (3,586)
                                         ------------     ------------     ------------     ------------

         Net loss ...................    $   (108,239)    $   (138,539)    $   (159,497)    $   (226,253)
                                         ============     ============     ============     ============


Basic and diluted net loss per share     $          -     $          -     $       (.01)    $       (.01)
                                         ============     ============     ============     ============

Weighted average number of
    common shares outstanding .......      32,915,176       28,151,165       32,933,857       27,642,729
                                         ============     ============     ============     ============

                  See accompanying notes to unaudited consolidated financial statements.

                                                   F-3

                                    DYNECO CORPORATION AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                             FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                               (UNAUDITED)
                                                                                2004              2003
                                                                              ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss ..........................................................       $(159,497)       $(226,253)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
           Depreciation and amortization ..............................          16,811           15,420
           Common stock issued for services ...........................          24,000           42,000
           Gain on debt settlement ....................................               -           (7,800)
           Interest accretion on loan payable .........................           9,290            5,166
         (Increase) decrease in current assets:
           Accounts receivable ........................................          (1,878)         (34,602)
           Inventory ..................................................               -            1,500
           Other current assets .......................................           1,840              848
         Increase (decrease) in current liabilities:
           Accounts payable ...........................................             645           14,302
           Accrued expenses ...........................................          (6,016)          (3,246)
                                                                              ---------        ---------

           Net cash used in operating activities ......................        (114,805)        (192,665)
                                                                              ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in patent rights .........................................          (2,172)          (7,571)
    Purchase of property and equipment ................................               -           (1,886)
    (Increase) decrease in other assets ...............................               -              346
                                                                              ---------        ---------

           Net cash used in investing activities ......................          (2,172)          (9,111)
                                                                              ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of notes payable ........................................            (989)          (1,557)
    Repayment of capital lease obligation .............................         (10,641)         (12,020)
    Loan Payable ......................................................               -           88,983
    Issuance of common stock ..........................................               -          141,480
                                                                              ---------        ---------

           Net cash (used in) provided by financing activities ........         (11,630)         216,886
                                                                              ---------        ---------

Net increase (decrease) in cash .......................................        (128,607)          15,110

Cash - beginning of period ............................................         199,441           23,986
                                                                              ---------        ---------

Cash - end of period ..................................................       $  70,834        $  39,096
                                                                              =========        =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the period for interest ..........................       $  14,342        $   9,134
                                                                              =========        =========

                  See accompanying notes to unaudited consolidated financial statements.

                                                   F-4

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE 1   BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States of America Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         For further information, refer to the audited consolidated financial statements and footnotes of the Company for the year ending December 31, 2003 included in the Company's Form SB-2.


NOTE 2   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         DynEco Corporation and Subsidiary ("DynEco" or the "Company") is engaged primarily in developing and commercializing patented air and hydrogen compressors, known collectively as UniVanetm devices, for stationary and automotive fuel cells. During 2004, the Company's wholly-owned subsidiary, DynEco International, Inc., was inactive.

         STOCK-BASED COMPENSATION

         The Company has three stock-based compensation plans. There were no grants during the six months ended June 30, 2004 The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. No stock-based employee compensation cost is reflected in net income during 2003 and 2002, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

         The Company adopted the disclosure provisions of SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION," and SFAS No. 148 "ACCOUNTING FOR STOCK BASED COMPENSATION - TRANSITION AND DISCLOSURE," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

         The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation as of June 30:

                                                             2004        2003
                                                          ---------   ---------

Net loss, as reported ..................................  $(159,497)  $(226,253)
Add: Stock-based employee compensation expense
    included in reported net income, net of related
    tax effects ........................................          -           -
                                                          ---------   ---------
Deduct: Total stock-based compensation expense,
    determined under fair value based method for all
    awards, net of related tax effects .................          -           -
                                                          ---------   ---------

Proforma net loss ......................................  $(159,497)  $(226,253)
                                                          =========   =========

Basic and diluted per share information:
    Net loss per share, as reported ....................  $    (.01)  $    (.01)
                                                          =========   =========

    Net loss per share, pro forma ......................  $    (.01)  $    (.01)
                                                          =========   =========

         CONCENTRATION OF CREDIT RISK:

         Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Accounts receivable arose principally from consulting contract revenues with Parker-Hannifin Corporation in 2004, from the sale of developmental compressor products to the Company's customer base consisting of businesses in the stationary and automotive fuel cell industries located throughout the world.

         The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The Company's credit losses are subject to general economic conditions of the emerging fuel cell industry. At June 30, 2004, $25,000 or 93% of the accounts receivable balance was due from one customer. The Company also recognizes $152,641 or 98% in revenues for the six months ended June 30, 2004 from the same customer.

         BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At June 30, 2004, there were approximately 20,970,000 shares potentially convertible as common stock equivalents outstanding, which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2004 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

NOTE 3   CONTINUED EXISTENCE AND MANAGEMENT'S PLAN

         The Company has a net loss of $159,497 and net cash used in operations of $114,805 for the six months ended June 30, 2004, a working capital deficiency of $554,601, accumulated deficit of $7,859,802, and a stockholders' deficiency of $475,170 at June 30, 2004. Additionally, the Company was in default of the repayment terms on notes payable aggregating $35,000 at June 30, 2004 and no extension had been granted by the debt holders.

         Currently, there have been no actions taken by the debt holders to foreclose since the notes were unsecured. The Company plans to settle the balance owing on these notes payable through issuance of common stock in 2004. Because the Company's developmental contracts generate insufficient operating capital and given these financial results along with the Company's expected cash requirements in 2004, additional capital investment will be necessary to develop and sustain the Company's operations.

         In February 2004, the Company initiated a public registration of 8,175,000 shares of common stock, comprised of 4,175,000 for shares outstanding and 4,000,000 for shares issuable to warrant holders at an exercise price of $.18 per share.

         Management believes that its plans will allow for adequate funding of the Company's cash requirements through December 31, 2004, although no assurance regarding this belief nor the success of these efforts can be provided at this time.

         In the event that management's plans as described above are not successful, the Company may be required to delay or curtail its fuel cell compressor development and commercialization programs or be forced to further reduce its present operations. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

NOTE 4   NOTES PAYABLE

         The Company repaid $989 of notes payable during the six months ended June 30, 2004.

NOTE 5   CAPITAL LEASES

         The Company repaid $10,641 of capital leases during the six months ended June 30, 2004.

NOTE 6   STOCKHOLDERS' DEFICIENCY

         During January 2004, 30,000 stock options expired.

         On February 5, 2004, the Company settled an outstanding legal services agreement from August 1, 2001, in which the holder was owed $10,000 payable with 100,000 shares of issuable common stock, which had been reflected in the Company's records as common stock issuable. In February 2004, the Company granted a stock option in lieu of issuing shares. Under the terms of the option, which expires August 1, 2006, the holder could exercise an option to purchase 100,000 shares with an exercise price of $.10 per share. The Company has determined that the exercise price has been pre-paid but the option has not been exercised as of the balance sheet date. As a result of this exchange of one equity instrument for another, there is no additional compensation expense pursuant to the rules of SFAS No. 123. Accordingly, $1,000 was reclassified from common stock issuable to additional paid-in capital.

         On June 29, 2004, the Company issued 200,000 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered. The shares were valued at $0.12 per share, which reflects recent cash offering prices of the Company's common stock since the Company is not yet publicly trading its common stock (See Note 7).

NOTE 7   RELATED PARTY TRANSACTIONS

         EMPLOYMENT AGREEMENT:

         On January 1, 2004, the Company entered into an employment agreement with an individual acting as the Company's Chief Technical Officer and Chief Executive Officer. Under the terms of the agreement, the individual will receive a salary as follows:

                     Year ended December 31,
                     -----------------------
                     2004           $ 60,000
                     2005           $ 70,000
                     2006           $ 80,000
                     2007           $ 90,000
                     2008           $100,000

         TECHNOLOGY LICENSE AGREEMENT AMENDMENT:

         During February 2004, the Company was granted an exclusive license to utilize certain compressor technology, which includes the current UniVanetm technology, developed by the current Chief Executive Officer in exchange for future royalty payments based on the underlying technology-producing income. The Company is obligated to pay the officer/director quarterly royalties equal to one percent of sales of related products and sublicensed products and ten percent of any royalty income received from sublicense agreements. The agreement expires in December 2009, or upon six months written notice by the Company. As of June 30, 2004, no payments are due under the terms of the License Agreement.

         On June 29, 2004, the Company issued 200,000 shares of common stock having a fair value of $24,000 to its Chairman of the Board of Directors for services rendered (See Note 6).

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders of:
     DynEco Corporation


We have audited the accompanying consolidated balance sheets of DynEco Corporation and Subsidiary as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of DynEco Corporation and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss of $598,889 and net cash used in operations of $285,805 in 2003, a working capital deficiency of $421,551, accumulated deficit of $7,700,305, and a stockholders' deficiency of $339,673 at December 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 29, 2004

                                DYNECO CORPORATION AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEETS
                                AS OF DECEMBER 31, 2003 AND 2002
                                             ASSETS
                                                                          2003          2002
                                                                      -----------   -----------
Current Assets:
    Cash ...........................................................  $   199,441   $    23,986
    Accounts Receivable ............................................  $    25,000         3,500
    Inventory ......................................................            -         1,500
    Other Current Assets ...........................................        7,083         1,033
                                                                      -----------   -----------

               Total Current Assets ................................      231,524        30,019
                                                                      -----------   -----------

Property and equipment, net (Note 4) ...............................       71,595        85,177
                                                                      -----------   -----------

Other Assets:
Patent rights, net (Note 3) ........................................      151,673       138,494
Other ..............................................................           45           391
                                                                      -----------   -----------
               Total Other Assets ..................................      151,718       138,885
                                                                      -----------   -----------

               Total Assets ........................................  $   454,837   $   254,081
                                                                      ===========   ===========

                              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
    Accounts payable ...............................................  $   116,990   $   165,474
    Accrued compensation ...........................................      290,181       285,002
    Accrued interest ...............................................       19,600        29,075
    Loan payable (Note 5(A)) .......................................      167,418             -
    Current maturities of notes payable - shareholders (Note 5(B)) .       37,005        37,523
    Current maturities of capital lease obligations (Note 6) .......       21,881        26,649
                                                                      -----------   -----------

               Total Current Liabilities ...........................      653,075       543,723

Long Term Liabilities:
    Notes payable - shareholders (Note 5(B)) .......................      122,650       124,656
    Capital lease obligations (Note 6) .............................       18,785        40,666
                                                                      -----------   -----------


               Total Long Term Liabilities .........................      141,435       165,322

               Total Liabilities ...................................      794,510       709,045

Commitments and contingencies (Note 7) .............................            -             -

Stockholders' Deficit:
    Preferred stock, $.01 par value; 20,000,000 authorized
         none issued and outstanding ...............................            -             -
    Common stock, $.01 par value; 80,000,000 authorized
         32,912,978 and 26,577,978 shares issued and outstanding,
         respectively, at December 31, 2003 and 2002 (Note 8) ......      329,130       265,780
    Common stock issuable - 100,000 shares and 340,000 shares,
         respectively, at par at December 31, 2003 and 2002 (Note 8)        1,000         3,400
    Additional Paid-in capital .....................................    7,030,502     6,377,272
    Accumulated deficit ............................................   (7,700,305)   (7,101,416)
                                                                      -----------   -----------

               Total Stockholders' Deficit .........................     (339,673)     (454,964)
                                                                      -----------   -----------

               Total Liabilities and Stockholders' Deficit .........  $   454,837   $   254,081
                                                                      ===========   ===========

                  See accompanying notes to consolidated financial statements.

                                              F-10

                        DYNECO CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                      2003             2002
                                                  ------------     ------------
Revenues
    Compressor prototypes ....................    $      1,500     $    132,883
    Consulting ...............................         175,000                -
                                                  ------------     ------------
         Total Revenues ......................         176,500          132,883

Cost of revenues sold ........................               -          131,215
                                                  ------------     ------------

               Gross Profit ..................         176,500            1,668

Operating expenses:
    Compensation .............................         189,172          164,769
    General and administrative ...............         589,200          235,800
Impairment loss on patent rights (Note 3) ....               -          144,930
                                                  ------------     ------------

               Total operating expenses ......         778,372          545,499
                                                  ------------     ------------

               Loss from operations ..........        (601,872)        (543,831)

Other income (expense):
    Gain on debt settlement (Note 11) ........          37,471           46,244
    Other income .............................              25                -
Interest income ..............................              31              163
    Interest expense .........................         (34,544)         (25,361)
                                                  ------------     ------------
               Total other income, net .......           2,983           21,046
                                                  ------------     ------------

               Net loss ......................    $   (598,889)    $   (522,785)
                                                  ============     ============


Basic and diluted net loss per share .........    $       (.02)    $       (.02)
                                                  ============     ============

Weighted average number of common shares
  outstanding ................................      28,593,704       24,576,749
                                                  ============     ============

          See accompanying notes to consolidated financial statements.

                                           DYNECO CORPORATION AND SUBSIDIARY
                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                     FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002


                                                               COMMON STOCK
                                         COMMON STOCK            ISSUABLE                                      TOTAL
                                     ---------------------   -----------------    PAID-IN     ACCUMULATED  SHAREHOLDERS'
                                       SHARES      AMOUNT    SHARES    AMOUNT     CAPITAL       DEFICIT       DEFICIT
                                     ----------   --------   --------  -------   ----------   -----------    ---------
Balance at December 31, 2001 .....   21,970,418   $219,704    100,000  $ 1,000   $5,879,667   $(6,578,631)   $(478,260)

Common stock issued for cash, net
     of offering costs of $35,640     3,146,000     31,460          -        -      310,421             -      341,881
Common stock issuable for cash
     (Note 8) ....................            -          -    240,000    2,400       26,400             -       28,800
Common stock issued for debt
     (Notes 5 and 8) .............    1,311,560     13,116          -        -      144,284             -      157,400
Common stock issued for services
     (Note 8) ....................      150,000      1,500          -        -       16,500             -       18,000
Net loss .........................            -          -          -        -            -      (522,785)    (522,785)
                                     ----------   --------   --------  -------   ----------   -----------    ---------

Balance at December 31, 2002 .....   26,577,978    265,780    340,000    3,400    6,377,272    (7,101,416)    (454,964)

Common stock issued for cash, net
      of offering costs of $17,220    3,260,000     32,600          -        -      341,380             -      373,980
Common stock issued for debt
     (Note 8) ....................       60,000        600          -        -        6,600             -        7,200
Common stock issued for services
     (Note 8) ....................    2,775,000     27,750          -        -      305,250             -      333,000
Issuance of Common stock issuable
     (Note 8) ....................      240,000      2,400   (240,000)  (2,400)           -             -            -
Net loss .........................            -          -          -        -            -      (598,889)    (598,889)
                                     ----------   --------   --------  -------   ----------   -----------    ---------

Balance at December 31, 2003 .....   32,912,978   $329,130    100,000  $ 1,000   $7,030,502   $(7,700,305)   $(339,673)
                                     ==========   ========   ========  =======   ==========   ===========    =========


                              See accompanying notes to consolidated financial statements.

                                                          F-12

                        DYNECO CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                             2003        2002
                                                          ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss ...........................................  $(598,889)  $(522,785)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
           Depreciation and amortization ...............     34,296      53,643
           Common stock issued for services ............    333,000      18,000
           Impairment loss on patents rights ...........          -     144,930
           Gain on debt extinguishment .................    (37,471)    (46,244)
           Interest accretion on loan payable ..........     17,418           -
         (Increase) decrease in current assets:
           Accounts receivable .........................    (21,500)     (3,500)
           Inventory ...................................      1,500           -
Other current assets ...................................     (6,050)      3,281
         Increase (decrease) in current liabilities:
           Accounts payable ............................    (11,013)     (9,765)
           Accrued expenses ............................      2,904      63,970
                                                          ---------   ---------
           Net cash used in operating activities .......   (285,805)   (298,470)
                                                          ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in patent rights ..........................    (26,277)    (29,723)
    Purchase of property and equipment .................     (7,616)     (5,298)
    Increase in other assets ...........................        346         276
                                                          ---------   ---------
           Net cash used in investing activities .......    (33,547)    (34,745)
                                                          ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of notes payable .........................     (2,524)          -
    Repayment of capital lease obligation ..............    (26,649)    (16,765)
    Loan Payable .......................................    150,000           -
    Issuance of common stock ...........................    373,980     341,881
    Increase in common stock issuable ..................          -      28,800
                                                          ---------   ---------
           Net cash provided by financing activities ...    494,807     353,916
                                                          ---------   ---------

Net increase in cash ...................................    175,455      20,701

Cash - beginning of year ...............................     23,986       3,285
                                                          ---------   ---------

Cash - end of year .....................................  $ 199,441   $  23,986
                                                          =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest .............  $  26,601   $   6,481
                                                          =========   =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During 2003, the Company issued 60,000 shares of common stock valued at $7,200 in settlement of $15,000 of accounts payable (Note 8).

    During 2002, the Company refinanced $127,179 of accounts payable through the issuance of $127,179 of notes payable (Note 5(B)), issued 1,041,560 shares of common stock valued at $125,000 in settlement of $125,000 of notes payable (Note 5(B)), issued 270,000 shares of common stock valued at $32,400 in settlement of accrued expenses (Note 8), and recognized a $46,244 gain on statutory expirations of certain accounts payable (Note 11).

          See accompanying notes to consolidated financial statements.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

            DynEco Corporation and Subsidiary ("DynEco" or the "Company") is engaged primarily in developing and commercializing patented air and hydrogen compressors, known collectively as UniVanetm devices, for stationary and automotive fuel cells. During 2003 and 2002, the Company's wholly-owned subsidiary, DynEco International, Inc., was inactive.

         Principles of Consolidation:

            For the years ended December 31, 2003 and 2002, the financial statements include the accounts of DynEco Corporation and its wholly-owned subsidiary, DynEco International, Inc. All references to "the Company" in these financial statements relate to the consolidated entity. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

            Significant estimates in 2003 and 2002 include an estimate of the deferred tax asset valuation allowance, allowance for doubtful accounts on accounts receivable, amortization period on patent rights, valuation of patent rights, depreciable lives on equipment and valuation of stock based compensation.

         Cash and cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Accounts Receivable:

            The Company believes that all accounts receivable are fully collectible as of December 31, 2003 and 2002. Accordingly, no allowance for doubtful accounts has been recorded. If management becomes aware of collectability issues, based on a specific identification basis due to the low quantity of customers, an appropriate amount will be reserved and charged to operations when that determination is made.

         Inventory:

            Materials inventory is recorded at the lower of cost (determined on a first-in, first-out basis) or market value. Inventory on hand as of December 31, 2003 and 2002 was $0 and $1,500, respectively.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

         Property and Equipment:

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

         Patent Rights:

            Patent rights consist of the costs incurred to obtain patent rights associated with compressor technology. Patent rights are amortized using the straight-line method over their seventeen to twenty year life commencing upon patent issuance and the generation of revenues utilizing the underlying technology. The Company reviews its patent rights for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the undiscounted future cash flows of the patent rights are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. The Company recorded and charged to operations impairment losses of $0 and $144,930, relating to patent rights, for the years ended December 31, 2003 and 2002, respectively.

         Impairment of Other Long-Lived Assets:

            The Company reviews other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         Stock-Based Compensation:

            The Company has three stock-based compensation plans, which are described more fully in Note 8. The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. No stock-based employee compensation cost is reflected in net income during 2003 and 2002, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

            The Company adopted the disclosure provisions of SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION," and SFAS No. 148 "ACCOUNTING FOR STOCK BASED COMPENSATION - TRANSITION AND DISCLOSURE," which permits entities to provide pro forma net income
            (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

            The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

            The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation as of December 31:

                                                            2003         2002
                                                         ----------   ---------

Net loss, as reported .................................  $ (598,889)  $(522,785)
Add: Stock-based employee compensation expense
    included in reported net income, net of related
    tax effects .......................................           -           -
                                                         ----------   ---------
Deduct: Total stock-based compensation expense,
    determined under fair value based method for all
    awards, net of related tax effects ................           -      (4,000)
                                                         ----------   ---------

Proforma net loss .....................................  $ (598,889)   (526,785)
                                                         ==========   =========

Basic and diluted per share information:
    Net loss per share, as reported ...................  $     (.02)  $    (.02)
                                                         ==========   =========

    Net loss per share, pro forma .....................  $     (.02)  $    (.02)
                                                         ==========   =========

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

            The Company had two sources of revenues totaling $176,500 during the year ended December 31, 2003; compressor revenues and contract consulting revenue.

            Compressor revenues totaled $1,500 for 2003 and represented the sale of two compressors. In 2003, sales revenues for customer orders of compressors are recognized at the time of order completion, defined as when all Company manufacturing and internal inspection obligations related to that order have been satisfied. This occurs upon order shipment.

            Contract consulting revenue totaled $175,000 for 2003 and related to the Parker-Hannifin ("Parker") agreement stipulating a monthly fee of $25,000 per month starting in June 2003. Contract consulting revenue is recognized for service contracts at the time of satisfaction of all obligations pursuant to the underlying contract.

            In 2002, sales revenues totaled $132,883. Revenues were for customer orders and were recognized at the time of order completion, defined as when all Company manufacturing and internal inspection obligations related to that order have been satisfied. This occurs upon order shipment.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

         Income Taxes:

            The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Basic and Diluted Net Income (Loss) Per Share:

            Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2003, there were approximately 21,000,000 shares potentially convertible as common stock equivalents outstanding, which may dilute future earnings per share. There is no calculation of fully diluted earnings per share in 2003 or 2002 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

         Concentration of Credit Risk:

            Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Accounts receivable arise principally from consulting contract revenues with Parker-Hannifin Corporation in 2003 (Note 7), and in 2002, from the sale of developmental compressor products to the Company's customer base consisting of businesses in the stationary and automotive fuel cell industries located throughout the world. The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The Company's credit losses are subject to general economic conditions of the emerging fuel cell industry. At December 31, 2003, the entire accounts receivable balance was due from one customer and was subsequently collected in full in 2004.

            The Company maintains one bank account, which is insured by the FDIC up to $100,000. The amount in excess of the insured limit was $106,281 as of December 31, 2003.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

            The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, notes payable and capital leases. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable and capital leases are not readily available, but the carrying values are believed to approximate fair value.

         Reclassifications:

            Certain amounts in the year 2002 consolidated financial statements have been reclassified to conform to the year 2003 consolidated presentation.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

            In May 2003, the FASB issued SFAS No. 149; AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

            In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

            In November 2002, the FASB issued FASB Interpretation No. 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for the Company for financial statements of interim periods beginning July 1, 2003. The adoption of FIN 45 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

            In January 2003, the FASB issued FASB Interpretation No. 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES" ("FIN 46"), as amended by FIN46(R), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "CONSOLIDATED FINANCIAL STATEMENTS". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as " variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. As amended by FIN 46(R), this interpretation is effective by the end of the first reporting period ending after December 15, 2003 for small business issuers that have special purpose entities and after December 15, 2004 for all other types of variable interest entities. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

NOTE 2:  GOING CONCERN AND MANAGEMENT'S PLAN

         The Company has a net loss of $598,889 and net cash used in operations of $285,805 in 2003, a working capital deficiency of $421,551, accumulated deficit of $7,700,305, and a stockholders' deficiency of $339,673 at December 31, 2003. Additionally, the Company was in default of the repayment terms on notes payable aggregating $35,000 at December 31, 2003 and no extension had been granted by the debt holders. Currently, there have been no actions taken by the debt holders to foreclose since the notes were unsecured. The Company plans to settle the balance owing on these notes payable through issuance of common stock in 2004. Because the Company's developmental contracts generate insufficient operating capital and given these financial results along with the Company's expected cash requirements in 2004, additional capital investment will be necessary to develop and sustain the Company's operations. These matters raise substantial doubt about the Company's ability to continue as a going concern.

         In February 2004, the Company has initiated a public registration of 8,175,000 shares of common stock, comprised of 4,175,000 for shares outstanding and 4,000,000 for shares issuable to warrant holders upon future exercise at an exercise price of $.18 per share.

         Management believes that its plans will allow for adequate funding of the Company's cash requirements through December 31, 2004, although no assurance regarding this belief nor the success of these efforts can be provided at this time.

         In the event that management's plans as described above are not successful, the Company may be required to delay or curtail its fuel cell compressor development and commercialization programs or be forced to further reduce its present operations. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

NOTE 3:  PATENT RIGHTS

         Patent rights are licensed from an officer/director (Notes 7 and 12) and consisted of the following at December 31:

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

                                                                      Estimated
                                                                     Useful Life
                                             2003         2002        In Years
                                           --------     --------     -----------

         Patent Rights ................... $215,504     $189,227        17-20
          Less accumulated amortization ..  (63,831)     (50,733)
                                           --------     --------

         Patent rights, net .............. $151,673     $138,494
                                           ========     ========

         Amortization expense was $13,099 in 2003 and $30,139 in 2002. Future patent rights amortization expense is estimated to be approximately $13,000 per year for the subsequent five-year period commencing in 2004.

         During the years ending December 31, 2003 and 2002, the Company recognized an impairment loss of $0 and $144,930, respectively for discontinued patented technology, net of accumulated amortization of $0 and $97,058, respectively concerning non-UniVanetm product devices and applications.

         Due to uncertainties inherent in the analysis of future events regarding technological advancements concerning the Company's patent rights, and with the developing fuel cell industry, it is reasonably possible that the actual fair market value of the Company's patent rights, or its future cash flows related to the patented technology may ultimately be proven to be less than the Company's recorded value of patent rights as of December 31, 2003. As a result, the carrying value of the patent rights may be required to be reduced further, possibly by a material amount, in the near term.

NOTE 4:  PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                      Estimated
                                                                     Useful Life
                                             2003         2002        In Years
                                           ---------    ---------    -----------

         Machinery and equipment ......... $ 148,114    $ 126,985       3-10
         Equipment under capital lease ...    95,999      111,398          7
         Office furniture and equipment ..    57,865       55,980       3-10
         Leasehold improvements ..........     4,615        4,615          5
                                           ---------    ---------
         Total property and equipment ....   306,593      298,978
         Less accumulated depreciation ...  (234,998)    (213,801)
                                           ---------    ---------

         Property and equipment, net ..... $  71,595    $  85,177
                                           =========    =========

         Depreciation expense, including that on equipment under capital lease, was $21,197 in 2003 and $23,504 in 2002.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

NOTE 5:  LOANS PAYABLE AND NOTES PAYABLE - SHAREHOLDERS

         (A) Loans Payable

         Technological Research and Development Authority Funding Agreement:

            In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVanetm compressors and hydrogen circulators for fuel cell applications. In consideration of the funding, the Company is obligated to make royalty payments to TRDA equal to five percent of future UniVanetm-related sales up to an amount equal to three times the amount DynEco receives from TRDA. During 2003, the entire $150,000 funding commitment was received. The agreement expires in November 2012 (See Notes 7 and 12). Pursuant to EITF No. 88-18 "SALE OF FUTURE REVENUES", the Company will record the funding as a current liability and in connection with APB No. 21 "INTEREST ON RECEIVABLES AND PAYABLES," will accrete interest to the maximum value of $450,000 through the November 2012 expiration date. At December 31, 2003, in connection with the accretion of interest, the Company charged $17,418 to interest expense.

         (B) Notes payable - shareholders

         Notes payable - shareholders consisted of the following at December 31:

                                                             2003        2002
                                                          ---------   ---------
Promissory notes payable - shareholders; Interest
    bearing at rates ranging from 5% to 15 %, unsecured
    and due at various dates through August 2007 .......  $ 159,655   $ 162,179
Less current maturities ................................    (37,005)    (37,523)
                                                          ---------   ---------
Long - term portion of notes payable - shareholders ....  $ 122,650   $ 124,656
                                                          =========   =========

         Future maturities of notes payable - shareholders are as follows for years ending December 31:

                  2004                $  37,005
                  2005                    2,107
                  2006                    2,216
                  2007                  118,327
                                      ---------

                                      $ 159,655
                                      =========

         At December 31, 2003, the Company was in default of the repayment terms on notes aggregating $35,000. The Company plans to settle the balance owing on these notes payable through issuance of common stock in 2004.

         During 2002, the Company issued a $127,179 note payable to refinance $127,179 of accounts payable to a vendor/shareholder. This note bears interest at 5%. Additionally, in 2002, the Company issued 1,041,560 shares of common stock valued at $125,000 and 2,083,120 warrants to purchase common stock at $.18 per share (Note 8), in settlement of $125,000 of notes payable.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

NOTE 6:  OBLIGATION UNDER CAPITAL LEASE

         The Company leases certain machinery and office equipment under non-cancelable capital leases with various expiration dates through October 2005. Future minimum lease payments as of December 31, 2003 for each of the next five years are as follows:

         2004 ............................................    $ 25,174
         2005 ............................................      19,697
                                                              --------

         Total minimum lease payments ....................      44,871
         Less amount representing interest ...............      (4,205)
                                                              --------
         Present value of net minimum lease payments .....      40,666
         Less current maturities .........................     (21,881)
                                                              --------

         Present value of net minimum lease payments .....    $ 18,785
                                                              ========

NOTE 7:  COMMITMENTS AND CONTINGENCIES

         Edwards Technology License Agreement:

            In 1992, the Company was granted an exclusive license to utilize certain compressor technology, which includes the current UniVanetm technology, developed by a current officer/director in exchange for 2,200,000 shares of Company common stock and future royalty payments based on non-UniVanetm technology application income. The Company is obligated to pay the officer/director royalties equal to one percent of sales of non-UniVanetm related products and sublicensed products and ten percent of any non-UniVanetm royalty income received from sublicense agreements. The agreement expires in fifteen years from the 1992 agreement date, or if the technology is not utilized, when the last underlying patent expires.

            In the event that the patent rights expire or become unenforceable, the Company has the right to discontinue any future royalty payments and to repurchase all of the remaining Company common stock held by the officer/director at $.50 per share.

            This agreement was amended in February 2004 (Note 12).

         Technological Research and Development Authority Funding Agreement:

            See Notes 5(A) and 12.

         Parker-Hannifin Exclusive Worldwide License Agreement and Consulting
         Agreement:

            During May 2003, the Company granted an exclusive worldwide license agreement to Parker to manufacture and market the Company's UniVanetm air compressors and hydrogen circulators. In consideration of the license, Parker is obligated to pay the Company a royalty fee on a quarterly basis. The royalty rate ranges from 15% of the licensed technology's net sales for the first 50 units sold on an annual basis to 6% for units sold in excess of 10,000 annually. Beginning in 2007, the minimum annual royalty fee is $100,000. If units sold are insufficient to reach the minimum annual royalty, Parker has the right to remit the difference or the Agreement converts to a non-exclusive license. This Agreement expires at the later date of either the last licensed UniVanetm patent expiration, or the final use of UniVanetm -related technology by Parker-Hannifin.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

            Additionally in June 2003, the Company entered into a product consulting agreement with Parker. In exchange for continued product development and engineering services from the Company, Parker is obligated to pay a monthly fee of $25,000 for the first year of service. In June 2004, the consulting agreement continues on a month-to-month basis and can be cancelled at Parker's sole discretion.

         Significant Customers, Suppliers, and Other Concentrations:

            During 2003, the Company received revenues from one significant customer which represented 99.14% of net sales. In 2002, the Company received revenues from three significant customers which represented 62.3%, 23.6% and 11.5%, respectively, of 2002 net sales.

            During 2003, there were no significant suppliers. During 2002, the Company purchased materials from two unrelated suppliers representing 63.4% and 30.8% of total material purchases during the year.

            As of December 31, 2003, the Company's business is dependent upon three U.S. patents along with several related foreign patents and foreign patents pending. All patents issued and pending were issued in the name of a current officer/director of the Company, which the Company licenses from the officer/director pursuant to the terms of a Technology License Agreement (Notes 7 and 12).

         Litigation:

            In 2001, a party commenced a legal action against the Company to collect for damages allegedly sustained to the party's property which was in the Company's possession during a 1999 compressor installation. The complaint seeks to recover damages incurred to the property approximating $13,500 plus interest and legal fees.
            The Company has answered this complaint by submitting an invoice for approximately $20,000 for costs associated with air conditioning system repair, installation and testing.

            As of December 31, 2003, this matter has not been resolved, but it is management's opinion that the expected outcome of this matter will not have a material adverse effect on the Company's financial position or results of operations.

         Operating Lease:

            The Company currently leases space on a month to month basis. Rent expense for the years ending December 31, 2003 and 2002 were $12,800 and $17,050, respectively.

NOTE 8:  STOCKHOLDER'S DEFICIENCY

         The Company has authorized 20,000,000 shares of $.01 preferred stock and 80,000,000 shares of $.01 par value common stock. At December 31, 2003 or 2002, there were no shares of preferred stock issued or outstanding.

         Common Stock Issued for Cash:

            During 2002, the Company issued 3,146,000 common shares for $0.12 per share or $377,521 and incurred offering costs of $35,640, which were offset against the proceeds.

            During 2003, the Company issued 3,260,000 common shares for $0.12 per share or $391,200 and incurred offering costs of $17,220, which were offset against the proceeds.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

         Common Stock Issued for Debt and Services:

            During 2002, the Company issued 1,041,560 shares of common stock valued at $125,000 and 2,083,120 warrants to purchase common stock at $.18 per share, in settlement of $125,000 of notes payable (Note 5(B)) and issued 270,000 shares of common stock valued at $32,400 in settlement of accrued expenses. Additionally, the Company issued 150,000 shares of common stock valued at $18,000 in exchange for consulting services.

            During 2003, the Company issued 60,000 shares of common stock valued at $7,200 and 120,000 warrants to purchase common stock at $.18 per share, in settlement of $15,000 of accounts payable. In connection with the settlement, the Company recognized a gain on debt settlement totaling $7,800.

            During 2003, the Company issued 2,775,000 shares of common stock valued at $333,000 in exchange for consulting, legal, directors and employee services.

            All shares of common stock issued in settlement of debt or for payment of services received were valued at the stated share price actually received in the respective year's private placement offerings. During 2003 and 2002, the stated share price received was $.12.

         Common Stock Issuable:

            At December 31, 2003, the Company was obligated to issue an aggregate of 100,000 shares of common stock from a 2001 grant for legal services incurred in connection with a private placement of common stock. During 2003, the Company issued 240,000 shares of common stock, which were issuable at December 31, 2002.

         Common Stock Warrants:

            At December 31, 2003, the Company had warrants outstanding as follows:

                         Common Shares       Exercise Price         Expiration
            Warrant      Under Warrant         Per Share               Date
            -------      -------------       --------------       --------------
            Class I           30,000             $  .50            January  2004
            Class J       12,185,120             $  .18              June 2007
            Class K        4,000,000             $  .18            November 2005
                          ----------

                          16,215,120
                          ==========

            A summary of changes in stock warrants during 2003 and 2002 is presented below:

                                                     2003         2002
                                                 -----------   ----------

            Outstanding at beginning of year ..    9,535,120      350,000
            Granted ...........................    7,170,000    9,215,120
            Expired or Cancelled ..............     (490,000)     (30,000)
                                                 -----------   ----------
            Balance at December 31, 2003 ......   16,215,120    9,535,120
                                                 ===========   ==========

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

         Stock-Based Compensation Plans:

            At December 31, 2003, the Company has three stock-based compensation plans, as follows: The 1993 Corporate Stock Option Plan, the 1993 Advisors Stock Option Plan, and the 2001 Equity Incentive Plan.

            The 1993 Corporate and Advisors Stock Option plans have an aggregate 1,500,000 shares of common stock reserved for issuance under the plans. The Corporate Plan provides for the issuance of incentive stock options and nonqualified stock options, whereas, the Advisors Plan only allows for the issuance of nonqualified stock options. Pursuant to the plans, the board of directors may grant options to key individuals at their discretion. Options are granted under the Corporate and Advisors plans on such terms and at prices as determined by the compensation committee. All options granted by the Company have been at prices equal to the current offering's private placement stated per share prices.

            The 2001 Equity Incentive Plan has an aggregate 1,000,000 shares of common stock reserved for issuance under the plan. The Equity Incentive Plan provides for the issuance of incentive stock options, nonstatutory options, stock bonuses, and rights to purchase restricted stock. The board of directors administers the Plan and options, stock bonuses and stock rights are granted to key individuals at their discretion. The maximum option term is ten years. There have been no stock options, stock bonuses or stock rights granted under the 2001 Equity Incentive Plan through December 31, 2003.

            At December 31, 2003, the Company had the following non-qualified options outstanding and exercisable as follows:

    Range of         Common Shares      Weighted Average       Weighted Average
 Exercise Price       Under Option       Remaining Life         Exercise Price
 --------------       ------------       --------------         --------------

      $ .12              200,000           5.0 Years                $ .12
      $ .38            1,517,834           4.9 Years                $ .38
      $ .38               10,000           3.4 Years                $ .38
      $ .10              600,000           2.1 Years                $ .10
      $ .05               33,333           1.5 Years                $ .05
      $ .38            2,252,202           0.9 Years                $ .38
      $ .10              100,000           0.1 Years                $ .10
                         -------

                       4,713,369
                       =========

            Of the 4,713,369 common shares under option, all options are presently exercisable. Additionally, various officers and directors have been granted a total of 4,370,036 options, all of which are presently exercisable, which are included in the table above.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

            A summary of the changes in stock options outstanding during 2003 and 2002 is presented below:

                                             2003                   2002
                                     --------------------   --------------------
                                                 Weighted               Weighted
                                                 Average                Average
                                                 Exercise               Exercise
                                      Shares      Price      Shares      Price
                                     ---------   --------   ---------   --------

      Options outstanding at
          beginning of year          4,783,369    $ .33     4,683,369    $ .33
      Options granted                        -    $   -       200,000    $ .12
      Options exercised                      -    $   -             -    $   -
      Options forfeited                (70,000)   $(.10)     (100,000)   $(.10)
                                      --------              ---------

      Options outstanding at
          end of year                4,713,369    $ .33     4,783,369    $ .33
                                     =========              =========

      Weighted Average fair value of
          options granted during the
          year                                    $   -                  $ .02

NOTE 9: RELATED PARTY TRANSACTIONS

         During 2002, the Company purchased $12,000 of UniVanetm components from a supplier that is related to the Company. Two of the supplier's officers, directors, and minority shareholders were also members of DynEco's board of directors. Both parties believe that the purchase was made at established supplier pricing with standard industry terms and that no undue consideration was given to the relationship. At December 31, 2002, there were no amounts due to this related supplier.

         Patent rights are licensed from an officer/director of the Company (Notes 3, 7 and 12).

NOTE 10: INCOME TAXES

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                                                           2003        2002
                                                         --------    -------
         Tax benefit computed at the maximum
            federal statutory rate ....................   (34.0)%    (34.0)%
         Net (increase) decrease due to various
            basis differences in assets and liabilities     (.2)      12.0
         Net operating loss carryforward ..............    34.2       22.0
                                                          -------    -------

         Income tax provision .........................      -  %       -  %
                                                          =======    =======

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

         The tax effect of temporary differences at December 31 were as follows:

                                                     2003          2002
                                                 -----------   -----------
         Asset:
            Net operating loss carryforward ...  $ 2,887,000   $ 2,707,000
            Other individually immaterial items      110,000       111,000
                                                 -----------   -----------
         Net deferred tax asset before
           valuation allowance ................    2,997,000     2,818,000
         Less valuation allowance .............   (2,997,000)   (2,818,000)
                                                 -----------   -----------

         Net deferred tax asset ...............  $         -   $         -
                                                 ===========   ===========

         For financial statement purposes, no tax benefit has been reported in 2003 or 2002 as the Company has had significant losses since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of $179,000 in 2003 and an increase of $39,000 in 2002.

         At December 31, 2003, the Company had net operating loss carryforwards as follows for income tax purposes:

            Carryforward                     Net Operating
         Expires December 31              Loss Carryforwards
         -------------------              ------------------

               2004                         $   522,000
               2005                             550,000
               2006                             206,000
               2007                             236,000
               2008                             274,000
               2009                             716,000
               2010                           1,110,000
               2011                           1,718,000
               2012                           1,017,000
               2018                             436,000
               2019                             392,000
               2020                             195,000
               2021                             180,000
               2022                             337,000
               2023                             603,000
                                            -----------
                                            $ 8,492,000
                                            ===========

         The utilization of the carryforwards is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code. Furthermore, carryforwards relating to DynEco International, Inc., prior to its March 31, 1994 acquisition (approximately $400,000) are subject to separate return limitation regulations.

NOTE 11: GAIN ON DEBT SETTLEMENT

         In 2003 and 2002, the Company recognized a gain of $37,471 and $46,244, respectively, related to a settlement of accounts payable for $7,800 in 2003 (See Note 8) and various statutory expirations of accounts payable totaling $29,671 and $46,244 in 2002 and 2003, respectively.

                        DYNECO CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

NOTE 12: SUBSEQUENT EVENTS

         Edwards Employment Agreement

            On January 1, 2004, the Company entered into an employment agreement with an individual acting as the Company's Chief Technical Officer and Chief Executive Officer. Under the terms of the agreement, the individual will receive a salary as follows:

                     Year ended December 31,
                     -----------------------
                     2004           $60,000
                     2005           $70,000
                     2006           $80,000
                     2007           $90,000
                     2008           $100,000

         Edwards Technology License Agreement Amendment:

            During February 2004, the Company was granted an exclusive license to utilize certain compressor technology, which includes the current UniVanetm technology, developed by a current officer/director in exchange for future royalty payments based on the underlying technology-producing income. The Company is obligated to pay the officer/director quarterly royalties equal to one percent of sales of related products and sublicensed products and ten percent of any royalty income received from sublicense agreements. The agreement expires in December 2009, or upon six months written notice by the Company.

         During January 2004, 30,000 stock options expired.

         On February 5, 2004, the Company settled an outstanding legal services agreement from August 1, 2001, in which the holder was owed $10,000 payable with 100,000 shares of issuable common stock which had been reflected in the Company's records as common stock issuable. In February 2004, the Company granted a stock option in lieu of issuing shares. Under the terms of the option, which expires August 1, 2006, the holder could exercise an option to purchase 100,000 shares with an exercise price of $.10 per share. The Company has determined that the exercise price has been pre-paid but the option has not been exercised as of the balance sheet date. As a result of this exchange of one equity instrument for another, there is no additional compensation expense pursuant to the rules of SFAS No. 123. Accordingly, $1,000 was reclassified from common stock issuable to additional paid-in capital.

         On April 27, 2004, the Company issued a Director 200,000 shares of common stock in exchange for services rendered. Shares of common stock issued for payment of services received are valued at the stated share price actually received in the respective year's private placement offerings. During 2003 and 2002, the stated share price received was $.12.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                  Page

         Prospectus Summary..........................................3

         Risk Factors................................................6

         Use of Proceeds............................................10

         Market for Common Stock and Dividend Policy................10

         Forward-Looking Statements.................................11

         Management's Discussion and Analysis or Plan of Operation..11

         Business...................................................16

         Management.................................................25

         Executive Compensation.....................................26

         Certain Transactions.......................................30

         Principal Shareholders.....................................31

         Description of Securities..................................33

         Selling Security Holders...................................34

         Plan of Distribution.......................................37

         Shares Eligible for Future Sale............................39

         Legal Matters..............................................39

         Experts....................................................39

         Additional Information.....................................40

         Financial Statements......................................F-1


                                8,175,000 SHARES

                               DYNECO CORPORATION

                                   PROSPECTUS

                             ________________, 2004

UNTIL ________, 2004 (90 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521, subdivision 2, of the Minnesota Statutes requires DynEco to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to DynEco, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of DynEco, or, in the case of performance by a director, officer or employee of DynEco involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of DynEco. In addition, Section 302A.521, subdivision 3, requires payment by DynEco, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by the Company, are as follows:

SEC Registration and Filing Fee.......................................   $   250
Legal Fees and Expenses*..............................................   $15,000
Accounting Fees and Expenses*.........................................   $ 5,000
Financial Printing*...................................................   $ 1,000
Transfer Agent Fees*..................................................   $   500
Blue Sky Fees and Expenses*...........................................   $   500
Miscellaneous*........................................................   $ 2,750
                                                                         -------

          TOTAL.......................................................   $25,000
                                                                         =======

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On March 27, 2002, we issued 100,000 shares of our common stock and warrants to purchase an additional 100,000 shares to Steven Sanders, and we issued 50,000 shares of common stock to Al Mirman, in exchange for consulting services valued in the aggregate at $18,000. The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. Each of the consultants had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On July 1, 2002, we issued 1,041,560 shares of our common stock and warrants to purchase an additional 2,083,120 shares to the following in settlement of $125,000 of notes payable:

     Name                               Shares                   Warrants
     ----                               ------                   --------
George Manning .......................  208,320                   416,640
James O'Halloran .....................  208,320                   416,640
Karl Huber ...........................  208,320                   416,640
Thomas Edwards .......................   83,280                   166,560
Joseph Murphy ........................  208,320                   416,640
Harry Bakker .........................  125,000                   250,000

The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. Each of the note holders had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On July 16, 2002, we issued 150,000 shares of our common stock to Theodore Boeger, a vendor, in settlement of $30,820 of accounts payable. The vendor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On August 15, 2002, we issued 120,000 shares of our common stock and warrants to purchase an additional 240,000 shares to Roger Jensen, our intellectual property attorney in settlement of $14,400 of accounts payable. The warrants are exercisable until June 30, 2006 at an exercise price of $.18 per share. The vendor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         From February 25, 2002 until December 18, 2002, we issued a total of 3,086,000 shares of our common stock and warrants to purchase an additional 6,172,000 shares to the following 38 accredited investors, for $370,320 of cash:

     Name                               Shares                   Warrants
     ----                               ------                   --------
Robert Deford ........................   60,000                   120,000
Michael Sifen ........................  120,000                   240,000
Jerry Womack .........................  120,000                   240,000
W.H. McCutcheon ......................   60,000                   120,000
Margaret Galbraith ...................  182,500                   365,000
Richard Galbraith ....................  182,500                   365,000
Richard Lilly ........................  300,000                   600,000
Stephen Brodsky ......................   60,000                   120,000
David Commers ........................   60,000                   120,000
Thomas Limberis ......................  120,000                   240,000
John Linsmayer .......................   60,000                   120,000
Thomas Sheets ........................  120,000                   240,000
Steven Adelstein .....................   60,000                   120,000
Herbert Holin ........................  120,000                   240,000
Joseph Scaturro ......................  120,000                   240,000
Captial Growth
  Investment Trust ...................  210,000                   420,000
Jason Sanders ........................   60,000                   120,000
Irene Mirman .........................  180,000                   360,000
Robert Schwartz
  Rev. Living Trust ..................   30,000                    60,000
Robert Schwartz
  Profit Sharing Plan & Trust ........   30,000                    60,000
Warren Knight ........................   45,000                    90,000
Joe Langer ...........................   60,000                   120,000
Barry Lewis ..........................   60,000                   120,000
Steven Sanders .......................    6,000                    12,000

Thomas Tsatsos .......................   30,000                    60,000
John Tsatsos .........................   30,000                    60,000
Nick Radulovich ......................   60,000                   120,000
William Botnan .......................   60,000                   120,000
William Galbraith ....................   60,000                   120,000
Milton Lampros .......................   20,000                    40,000
Andrea Lampros .......................   20,000                    40,000
Georgia Lampros
  Obradovich .........................   20,000                    40,000
Steven Horning .......................  120,000                   240,000
Michael Minty ........................   60,000                   120,000
Billy Moma ...........................   60,000                   120,000
Jack McDonough .......................   60,000                   120,000
Michael Head .........................   60,000                   120,000

The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. Each of the investors was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

         On March 14, 2003, we issued 60,000 shares of common stock and warrants to purchase an additional 120,000 shares to James Hittman, a vendor in settlement of $15,000 of accounts payable. The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. The investor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On June 30, 2003, we issued 350,000 shares of common stock to the following four employees for services rendered, valued at the contemporaneous cash sales price of $.12 per share.

     Name                               Shares
     ----                               ------
Michael Owens ........................  125,000
Jennifer Dockery .....................   75,000
Paul Esparza .........................   75,000
Phil Keener ..........................   75,000

Each of the employees had a preexisting business relationship with the Company, were provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On November 10, 2003, we issued 2,000,000 shares of common stock to MBN Consulting, LLC, a consulting firm, for services rendered, valued at the contemporaneous cash sales price of $.12 per share. The investor had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On November 18, 2003, we issued 2,000,000 shares of common stock to the following four investors, for a purchase price of $240,000.

         Name                           Shares
         ----                           ------
Blaine Schmidt .......................  400,000
Avonlea Homes Investments Ltd. .......  600,000
Corporate Capital Group Int'l ........  500,000
Centaurus Capital Corp. ..............  500,000

In connection with this transaction, we also issued warrants to purchase 4,000,000 shares of common stock to Centaurus Capital Corp. On March 24, 2004, Centaurus Capital Corp. assigned warrants to purchase 3,000,000 shares to Sausilito Ltd. The warrants are exercisable until November 30, 2005, at an exercise price of $.18 per share. Each of the investors was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 11, 2003, we issued 200,000 shares of common stock to each of Kevin Hooper and Leonard Sculler, as consideration for their services as directors of the Company, valued at the contemporaneous cash sales price of $.12 per share. Each of the directors had a preexisting business relationship with the Company, were provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 11, 2003, we issued 25,000 shares of common stock and warrants to purchase an additional 50,000 shares to the following designees of Schneider Weinberger & Beilly LLP, counsel to the Company, for services rendered, valued at the contemporaneous cash sales price of $.12 per share:

     Name                               Shares                   Warrants
     ----                               ------                   --------
Susan Schneider ......................  11,750                     22,500
Steven Weinberger ....................  11,750                     22,500
Sydney Monda .........................   1,500                      5,000

The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. Schneider Weinberger & Beilly LLP had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         From January 6, 2003 until April 7, 2003, we issued a total of 1,560,000 shares of common stock and warrants to purchase an additional 3,120,000 shares to the following 23 accredited investors, for a purchase price of $187,200:

     Name                               Shares                   Warrants
     ----                               ------                   --------
F. Patrick McQuillan
  IRA Trust ..........................   60,000                   120,000
James McQuillan ......................   60,000                   120,000
Douglas Michael ......................   60,000                   120,000
The Kendall Family Rev. Trust ........   60,000                   120,000
Steven Horning .......................  240,000                   480,000
Thomas Limberis ......................   60,000                   120,000
D.J. Fretland ........................   60,000                   120,000
John Linsmaye ........................   60,000                   120,000
David Commers ........................   60,000                   120,000
Joe Langer ...........................   60,000                   120,000
William Galbraith ....................  120,000                   240,000

Lee Evans ............................   60,000                   120,000
Margaret Galbraith ...................   60,000                   120,000
Robert Gosselin ......................   60,000                   120,000
Robert Bailey ........................   60,000                   120,000
Gerald Neal ..........................   30,000                    60,000
Tony Walker ..........................   60,000                   120,000
Brett Hutchings ......................   60,000                   120,000
Joseph Hutchings .....................   60,000                   120,000
Christopher Jones ....................  120,000                   240,000
Gerald Neal ..........................   15,000                    30,000
Richard Caveglia .....................   15,000                    30,000

The warrants are exercisable until June 30, 2006, at an exercise price of $.18 per share. Each of the investors was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in the Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

         On December 11, 2003, we issued 200,000 shares of common stock to George Schell, as consideration for his services as a director of a Company, valued at $.12 per share. Mr. Schell had a preexisting business relationship with the Company, was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Accordingly, the investor was "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 Exhibit No.                Description of Document
 -----------                -----------------------

    3.1           Articles of Incorporation, as amended*

    3.2           Bylaws*

    5.1 Opinion and Consent of Dean R. Edstrom, Esq., Attorney-at-Law Professional Association*

   10.1           2001 Equity Compensation Plan* **

   10.2           1993 Corporate Stock Option Plan* **

   10.3           1993 Advisors Option Plan* **

   10.4 Amended and Restated Business Advisory and Consulting Agreement dated August 17, 2004 with MBN Consulting, LLC*

   10.5 License Agreement dated February 4, 2004 between DynEco Corporation and Dr. Thomas Edwards*

   10.6 Funding Agreement dated November 20, 2002 between DynEco Corporation and the Florida Technological Research and Development Authority*

   10.7           Employment Agreement effective January 1, 2004 with Thomas C.
                  Edwards, Ph.D.* **

   10.8 Exclusive Worldwide License Agreement dated May 1, 2003 between DynEco Corporation and Parker-Hannifin Corporation*

   10.9           Agreements dated August 1, 2001 and February 5, 2004 with Mark
                  Vieno*

   10.10          Supply Agreement dated August 6, 2004 with Parker-Hannifin
                  Corporation*

   23.1 Consent of Dean R. Edstrom, Esq., Attorney-at-Law Professional Association (see Exhibit 5.1)*

   23.2           Consent of Salberg & Company
_____________________________
*     Previously filed.
**    Compensatory agreement.


ITEM 28. UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockledge, Florida on October 22, 2004.


                               DYNECO CORPORATION


                By: /s/ Thomas C. Edwards, Ph.D.
                    ------------------------------------------------------------
                    Thomas C. Edwards, Ph.D. President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                        DATE
       ---------                        -----                        ----


 /s/ Thomas C. Edwards, Ph.D.    President, Principal           October 22, 2004
 ----------------------------    Executive Officer,
 Thomas C. Edwards, Ph.D.        Chief Executive Officer,
                                 Chief Financial Officer,
                                 Principal Financial Officer
                                 and Director


 /s/ George R. Schell            Director                       October 22, 2004
 --------------------
 George R. Schell


 /s/ Leonard Sculler             Director                       October 22, 2004
 -------------------
 Leonard Sculler


 /s/ Kevin Hooper                Director                       October 22, 2004
 ----------------
 Kevin Hooper